GENENTECH, INC.
                       TAX REDUCTION INVESTMENT PLAN
                       (January 1, 1994 Restatement)


                                PREAMBLE

     GENENTECH, INC. (the "Company") having established the Genentech, Inc. Tax Reduction Investment Plan (the "Plan") effective as of January 1, 1985, amended and restated the Plan effective (most recently) as of January 1, 1991, and amended the restated Plan on two prior occasions, hereby again amends and restates the Plan in its entirety effective as of January 1, 1994.
     The Plan is maintained for the benefit of Eligible Employees of the Company and its participating Affiliates, in order (1) to provide Eligible Employees with a means of supplementing their retirement income on a tax-favored basis, (2) to provide Eligible Employees with an incentive to continue and increase their efforts to contribute to the success of the Company, and
(3) to enable Eligible Employees to acquire an equity ownership interest in the Company. The Plan is designed to constitute a qualified profit-sharing plan, as described in section 401(a) of the Code, which includes a qualified cash or deferred arrangement, as described in section 401(k) of the Code. The Plan is also designed to qualify as a 404(c) plan (within the meaning of section 404(c) of ERISA).
                                SECTION 1
                                DEFINITIONS
     The following capitalized words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
     1.1 "Affiliate" shall mean a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c), (m) or (o) of the Code), but only for the period during which such other entity is so affiliated with any Employer.
     1.2 "Alternate Payee" shall mean any spouse, former spouse, child or other dependent (within the meaning of section 152 of the Code) of a Member who is recognized by a QDRO (as defined in Section 8.5) as having a right to receive any immediate or deferred payment from a Member's Account under this Plan.
     1.3 "Beneficiary" shall mean the person or persons entitled to receive benefits under the Plan upon the death of a Member in accordance with
Section 7.6.
     1.4 "Board of Directors" shall mean the Board of Directors of the Company, as from time to time constituted.
     1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.
     1.6 "Commingled Funds" shall mean (collectively) the commingled funds described in Section 6.3.
     1.7 "Committee" shall mean the administrative committee appointed by the Board of Directors (as provided in Section 9.2) and charged with the general administration of the Plan pursuant to Section 9.
     1.8 "Common Stock" shall mean the redeemable common stock of the Company, par value $0.02, while such redeemable common stock is outstanding, and effective October 25, 1995, the callable putable common stock of the Company, par value $0.02, while such callable putable common stock is outstanding, and the common stock of the Company as from time to time constituted.
     1.9 "Company" shall mean Genentech, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise that assumes (in writing) the obligations of the Company under the Plan.
     1.10 "Compensation" shall mean all salary, wages, annual cash bonuses and sales commissions paid by any Employer with respect to services performed during any period by an Employee, including Salary Deferrals, but excluding contributions made by any Employer (other than Salary Deferrals) under this Plan or any other employee benefit plan (within the meaning of section 3(3) of ERISA). No portion of the Compensation of any Member for a Plan Year which exceeds $150,000 (as adjusted pursuant to sections 401(a)(17) and 415(d) of the Code) shall be taken into account under the Plan for any Plan Year. In applying that $150,000 limit for a Plan Year, Section 1.17(c) shall apply except that the term "Family Member" shall only include a spouse or a lineal descendant who has not attained age 19 before the close of the Plan Year.
     1.11 "Disability" shall mean the mental or physical inability of a Member to perform his or her normal job as evidenced by the certificate of a medical examiner satisfactory to the Committee certifying that the Member is disabled under the standards of the Company's long-term disability plan.
     1.12 "Eligible Employee" shall mean every Employee of an Employer except:
      (a) An Employee who is employed on a temporary basis as defined by an Employer; provided, however, that any such Employee who is credited with at least 1,000 Hours of Service for a 12-month period beginning on his or her date of hire or any anniversary thereof shall become an Eligible Employee as of the Entry Date that next follows the last day of such 12-month period;

      (b) A part-time Employee who is not normally scheduled to work at least 20 hours per week; provided, however, that any such Employee who is credited with at least 1,000 Hours of Service for a 12-month period beginning on his or her date of hire or any anniversary thereof shall become an Eligible Employee as of the Entry Date that next follows the last day of such 12-month period;

      (c) An Employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining, unless the agreement specifically provides for coverage of such Employee under this Plan;

      (d) An individual employed by any corporation or other business entity that is merged or liquidated into, or whose assets are acquired by any Employer, unless any two (2) of the officers identified in Section 11.2 designate (in writing) the employees of that corporation or other business entity as Eligible Employees under the Plan; provided, however, that the exclusion of any individual under this paragraph (c) does not make unavailable an exemption from section 16(a) or (b) of the 1934 Act;

      (e) An Employee whose Compensation is not paid from any Employer's U.S. payroll; and

      (f)  Leased Employees.

For purposes of this Section 1.12, "date of hire" shall mean the date on which an Employee first completes an Hour of Service.
     1.13 "Employee" shall mean an individual who is a (a) employed by an Employer or Affiliate as a common-law employee, or (b) a Leased Employee. However, if Leased Employees constitute less than 20% of the nonhighly compensated work force (within the meaning of section 414(n)(5)(C)(ii) of the Code), the term "Employee" shall not include those Leased Employees who are covered by a plan described in section 414(n)(5) of the Code.
     1.14 "Employer" shall mean the Company and each Affiliate that adopts this Plan with the approval of the Board of Directors.
     1.15  "Entry Date" shall mean the first day of each calendar quarter.
     1.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.
     1.17 "Highly Compensated Employee" shall mean a Highly Compensated Active Employee or a Highly Compensated Former Employee, as defined below:
      (a) "Highly Compensated Active Employee" shall mean any Employee who performs services for an Employer or Affiliate during the Determination
Year (as defined in Section 1.17(e)(1)) and who:

            (1)  During the Look-Back Year (as defined in Section 1.17(e)(2))
(A) was a 5-percent owner (within the meaning of section 414(q)(3) of the Code) (a "5% Owner"), (B) received Compensation in excess of $75,000 (as adjusted pursuant to sections 414(q)(1) and 415(d) of the Code), (C) received Compensation in excess of $50,000 (as adjusted pursuant to sections 414(q)(1) and 415(d) of the Code) and was a member of the top-paid group (within the meaning of section 414(q)(4) of the Code) for that Look-Back Year, or (D) was an officer of an Employer or Affiliate and received Compensation for that Look-Back Year that is greater than 50% of the dollar limitation then in effect under section 415(b)(1)(A) and (d) of the Code or (if no officer has Compensation in excess of that threshold) was the highest paid officer for that Look-Back Year;

            (2) (A) Would be described in clause (B), (C) or (D) of paragraph (a)(1) above if the term "Determination Year" were substituted for the term "Look-Back Year" and (B) is one of the 100 Employees who received the most Compensation for the Determination Year; or

            (3)  Is a 5% Owner at any time during the Determination Year.

      Subject to the satisfaction of such conditions as may be prescribed under section 414(q)(12)(B)(ii) of the Code, the Company may elect for any Plan Year (i) to apply paragraph (a)(1)(B) above by substituting "$50,000" for "$75,000" and (ii) not to apply paragraph (a)(1)(C) above.

      (b)  "Highly Compensated Former Employee" shall mean any Employee who
(1) separated (or was deemed to have separated) from service prior to the Determination Year, (2) performed no services for any Employer or Affiliate during the Determination Year, and (3) was a Highly
Compensated Active Employee for either the Plan Year in which the separation occurred or any Determination Year ending on or after his or her 55th birthday.

      (c) If an Employee is, at any time during a Determination Year or Look-Back Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant (a "Family Member") of either (1) a 5%
Owner (as defined in Section 1.17(a)(1)(A)) who is an active or former Employee or (2) a Highly Compensated Employee who is one of the ten most highly compensated employees ranked on the basis of Compensation paid for that Year (in either case, a "Family Employee"), then for that Year the Family Member and the Family Employee shall be aggregated and treated as one Employee receiving Compensation and contributions under the Plan equal to the sum of such Compensation and contributions received by the Family Member and the Family Employee.

      (d) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers, shall be made in accordance with section 414(q) of the Code.

      (e)  For purposes of applying this Section 1.17:

            (1) "Determination Year" shall mean the Plan Year for which the determination is being made;

            (2) "Look-Back Year" shall mean the Plan Year preceding the Determination Year, unless the Committee elects to make Look-Back
Year calculations based on the Determination Year; and

            (3) "Compensation" shall mean Testing Compensation (as defined in
Section 3.1.6), but without regard to the last three sentences thereof.

     1.18  "Hour of Service" means an hour credited to an Employee under this
Section 1.18:
          (a)  Paid Hours.  An "Hour of Service" includes each hour for which:

           (1) An Employee is directly or indirectly paid or entitled to payment by an Employer or Affiliate for the performance of duties;

           (2) An Employee is directly or indirectly paid or entitled to payment by an Employer or Affiliate for periods during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty or Leave of Absence (with pay); and

           (3) Back pay (irrespective of mitigation damages) has been awarded or agreed to by an Employer or Affiliate.


          (b) No Duties Performed. Except as otherwise provided in subsection (d) below, no Hours of Service shall be credited for periods during which no duties are performed if payment by an Employer or Affiliate is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or is made as reimbursement to an Employee for medical or medically related expenses. In no event will more than 501 Hours of Service be credited under this paragraph (b) on account of any single continuous period during which an Employee performs no duties.

          (c)  Crediting Rules.  Hours of Service shall be credited under this
Section 1.18 in accordance with U.S. Department of Labor Regulation
Section 2530.200b-2(b) and (c).

          (d) Family-Related Absences. In the case of an Employee who is absent from active employment with an Employer or Affiliate for any period,

                  (1) By reason of her pregnancy or the birth of his or her child,

                  (2) By reason of the placement of a child with the Employee in connection with his or her adoption of such child,

                  (3) For purposes of caring for any such child for a period beginning immediately following such birth or placement, or

                  (4) On account of a leave of absence taken pursuant to the Family and Medical Leave Act of 1993 ("FMLA"),

 "Hour of Service" shall mean any hour that is not credited as an Hour of Service (because the Employee is not paid or entitled to payment therefor) but which would otherwise normally have been credited to the Employee (but for the absence) under paragraphs (a) through (c) above.
 In any case in which the Committee is unable to determine the number of hours that would otherwise normally have been credited to an Employee (but for the absence) under this paragraph (d), the Employee shall be credited with eight Hours of Service for each day of the absence. Notwithstanding the foregoing, (A) no more than 501 Hours of Service shall be credited under this paragraph (d) to any individual on account of any single pregnancy, birth, placement or other FMLA leave, and (B) the hours described in this paragraph (d) shall be treated as Hours of Service (i) for the Plan Year in which the absence begins, to the extent required to credit the Employee with 1,000 Hours of Service for that Plan Year, and (ii) with respect to the remainder of the 501 Hours of Service maximum, for the next following Plan Year.

     1.19 "Investment Manager" shall mean any investment manager appointed by the Committee in accordance with Section 9.6.
     1.20 "Leased Employee" shall mean an individual who is a leased employee (within the meaning of section 414(n)(2) of the Code) with respect to an Employer or Affiliate.
     1.21 "Leave of Absence" shall mean the period of an Employee's absence from active employment (a) authorized by any Employer in accordance with its established and uniformly administered personnel policies, provided that the Employee returns to active employment after the authorized absence period expires, unless the Employee's failure to return is attributable to his or her retirement or death; or (b) because of military service in the armed forces of the United States, provided that the Employee returns to active employment following discharge within the period during which he or she retains reemployment rights under federal law.
     1.22 "Matching Contributions" shall mean as to each Member the amounts contributed under the Plan by the Employers, excluding Salary Deferrals, in accordance with Section 4.1.
     1.23 "Member" shall mean an Eligible Employee who has become a Member of the Plan pursuant to Section 2.1 and has not ceased to be a Member pursuant to Section 2.6.
      (a) For each Plan Year a Member shall be classified as an "Active Member" if (1) he or she has enrolled in the Plan for any portion of the Plan Year by authorizing the required Salary Deferrals in accordance with Sections 2.3, 3.1 and 3.2, or (2) his or her active membership is resumed during the Plan Year after the end of a suspension period in accordance with Section 2.4 or 2.5.

      (b) A Member who is not an Active Member shall be classified as an "Inactive Member."

     1.24 "Member's Account" or "Account" shall mean as to any Member the separate account maintained in order to reflect his or her interest in the Plan. Each Member's Account shall be comprised of up to four separate subaccounts, as follows:
          1.24.1 "Loan Account" shall mean the subaccount maintained to record any loans made to the Member from his or her Account pursuant to
Section 5.3.3.
          1.24.2 "Matching Account" shall mean the subaccount maintained to record Matching Contributions made on behalf of the Member and any adjustments relating thereto.
          1.24.3 "Rollover Account" shall mean the subaccount maintained to record any transfers to the Plan made by or on behalf of a Member pursuant to Section 10.5 and any adjustments relating thereto.
          1.24.4 "Salary Deferral Account" shall mean the subaccount maintained to record the Salary Deferrals made on behalf of the Member and any adjustments relating thereto.
     1.25 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the 1934 Act shall include any section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.
     1.26  "Normal Retirement Age" shall mean age 55.
     1.27 "Plan" shall mean the Genentech, Inc. Tax Reduction Investment Plan, formerly the Genentech, Inc. Tax Incentive Savings Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time in accordance with Section 11.2.
     1.28  "Plan Year" shall mean the calendar year.
     1.29 "Salary Deferrals" shall mean as to each Member the amounts contributed under the Plan by the Employers in accordance with Section 3.3, pursuant to the salary deferral election made by the Member in accordance with Sections 3.1 and 3.2.
     1.30 "Trust Fund" shall mean the trust fund established by and maintained under the Trust Agreement entered into by and between any Employer and the Trustee, as amended from time to time, for the purpose of funding the benefits provided by the Plan, as provided in Section 10.
     1.31 "Trustee" shall mean Fidelity Management Trust Company, a Massachusetts trust company, and any additional, successor or substitute trustee or trustees from time to time acting as Trustee of the Trust Fund.
     1.32  "Valuation Date" shall mean:
      (a) For purposes of valuing Plan assets and Members' Accounts for periodic reports and statements, the date as of which such reports or statements are made; and

      (b) For purposes of determining the amount of assets actually distributed to the Member, his or her Beneficiary or an Alternate Payee (or available for loan or withdrawal), the date on which occur the relevant transactions required to liquidate to cash the assets allocated to the Member's Account, provided that when such transactions occur on more than one date, there shall be several Valuation Dates, as appropriate.

In any other case, the Valuation Date shall be the date designated by the Committee (in its discretion) or the date otherwise set out in this Plan.
In all cases, the Committee may (in its discretion) change the Valuation Date, on a uniform and nondiscriminatory basis, as is necessary or appropriate. Notwithstanding the foregoing, the Valuation Date shall occur at least annually.
                                SECTION 2
                        ELIGIBILITY AND MEMBERSHIP
     2.1 Initial Eligibility. An Employee shall become a Member of the Plan on the date he or she becomes an Eligible Employee.
     2.2 Employer Aggregation. The status of an Employee as an Eligible Employee shall not be adversely affected merely by reason of his or her employment by more than one Employer during any Plan Year. The transfer of a Member from employment with an Employer to employment with an Affiliate which is not an Employer shall not be an event entitling the Member to a distribution under Section 7.
     2.3 Membership. Each Member's decision to become an Active Member shall be entirely voluntary.
          2.3.1 Active Membership. An Employee who has become a Member under Section 2.1 may elect to become an Active Member, effective as of the first day of the first payroll period beginning on or after any Entry Date, provided that he or she enrolls in the Plan and elects to make Salary Deferrals, on forms provided by the Committee, at least 15 days before the Entry Date.
          2.3.2 Inactive Membership. A Member who does not elect to become an Active Member when eligible to do so shall be at all times treated as an Inactive Member until the Entry Date as of which he or she elects to become an Active Member.
     2.4 Voluntary Suspension. An Active Member may voluntarily suspend his or her active membership in the Plan, by suspending his or her Salary Deferrals for any number of calendar quarters, as of the first day of any payroll period, by giving at least 15 days' prior written notice to the Committee, provided that any Member who is subject to section 16 of the 1934 Act may suspend his or her Salary Deferrals only as of an Entry Date.
          2.4.1 Effect. With respect to the period for which a Member's active membership is suspended, he or she shall not make any Salary Deferrals nor share in the allocation of Matching Contributions, and he or she may not later make the Salary Deferrals that he or she might otherwise have made during the suspension period. No distribution shall be made to a Member solely as the result of any suspension of his or her active membership.
          2.4.2 Resumption of Active Membership. A Member whose active membership in the Plan has been suspended may voluntarily resume his or her Salary Deferrals, effective with respect to Compensation paid for the first payroll period beginning on or after any Entry Date, by again electing to become an Active Member in accordance with Section 2.3; provided, however, that with respect to any Member who is subject to section 16 of the 1934 Act and whose active membership has been suspended (whether voluntarily, mandatorily or in any other fashion), such Member shall not resume active membership for a minimum of six (6) months after the Entry Date on which such Member's suspension became effective.
     2.5 Mandatory Suspension. If a Member (1) ceases to be an Eligible Employee because he or she ceases to meet the requirements of Section 1.12,
(2) is transferred to employment with an Affiliate which is not an Employer,
(3) is granted a Leave of Absence without pay, (4) is on long-term disability, or (5) is placed on layoff or furlough status, then:
      (a) His or her status as an Active Member shall be suspended (in accordance with Section 2.4.1) for each payroll period beginning during the continuation of such ineligible status, and

      (b) After he or she again becomes an Eligible Employee and the conditions described in clauses (1) through (5) above cease to apply, his or her status as an Active Member may be resumed only in accordance with Section 2.4.2.

Notwithstanding any contrary Plan provision, a Member's Compensation which is paid for any portion of a payroll period that includes a period of mandatory suspension shall not be subject to any salary deferral election nor contributed under the Plan as Salary Deferrals.
     2.6 Termination of Membership. An Eligible Employee who has become a Member shall remain a Member until his or her employment with all Employers and Affiliates terminates or, if he or she remains alive, until his or her entire Account balance is distributed (whichever is later).
                                 SECTION 3
                              SALARY DEFERRALS
     3.1 Salary Deferrals. Each Active Member may elect to defer portions of his or her Compensation payments and to have the amounts of such Salary Deferrals contributed by the Employers to the Trust Fund and credited to his or her Salary Deferral Account under the Plan. An Active Member may elect to defer a portion of each payment of Compensation that would otherwise be made to him or her, after the election becomes and while it remains effective, equal to any whole percentage from 1% to 15% (inclusive) of his or her Compensation.
          3.1.1  Section 401(k) Ceiling.  Notwithstanding the foregoing, the
Committee:
      (a) May suspend or limit any Member's salary deferral election at any time in order to prevent the cumulative amount of the Salary Deferrals contributed on behalf of the Member for any calendar year from exceeding the Section 401(k) Ceiling;

      (b) Shall cause any amount allocated to the Plan as an excess deferral (calculated by taking into account only amounts deferred under this and any other cash or deferred arrangement maintained by any Employer or Affiliate and qualified under section 401(k) of the
Code), together with any income allocable to that amount for the calendar year to which the excess deferral relates, to be distributed to the Member in accordance with section 402(g)(2)(A) of the Code; and

      (c) May cause any other amount allocated to the Member's Account and designated by the Member as an excess deferral, together with any income allocable thereto for the calendar year to which the excess deferral relates, to be distributed to the Member in accordance with section 402(g)(2)(A) of the Code.

      (d) The "Section 401(k) Ceiling" is a dollar amount equal to the dollar limit prescribed in section 402(g)(3) of the Code (as adjusted pursuant to sections 402(g)(5) and 415(d) of the Code).

          3.1.2 Limitations on HCE Members. For any Plan Year, the Committee (in its discretion) may limit the period for which, and/or specify a lesser maximum percentage at which, Salary Deferrals may be elected by HCE Members (as defined in Section 3.1.3) in such manner as may be necessary or appropriate in order to assure that the limitation described in
Section 3.1.4 will be satisfied.
          3.1.3 HCE and Non-HCE Members. All Members who are Eligible Employees at any time during a Plan Year (whether or not they are Active Members), and who are Highly Compensated Employees (as defined in Section 1.17) with respect to the Plan Year, shall be "HCE Members" for the Plan Year. All other Members who are Eligible Employees at any time during the Plan Year shall be "Non-HCE Members" for the Plan Year.
         3.1.4 Deferral Percentage Limitation. In no event shall the actual deferral percentage, determined in accordance with Section 3.1.5 (the "ADP"), for the HCE Members for a Plan Year exceed the maximum ADP, as determined by reference to the ADP for the Non-HCE Members, in accordance with the following table:
     If the ADP for
     Non-HCE Members                Then the Maximum ADP
     ("NHCEs' ADP") is:             for HCE Members is:
     _________________              ____________________

       Less than 2%                   2.0 x NHCEs' ADP
       2% to 8%                    NHCEs' ADP + 2%
       More than 8%                1.25 x NHCEs' ADP

          3.1.5 Actual Deferral Percentage. The actual deferral percentage for the HCE or Non-HCE Members for a Plan Year shall be calculated by computing the average of the percentages (calculated separately for each HCE or Non-HCE Member) (the "Deferral Rates") determined by dividing (1) the total of all Salary Deferrals made by the Member and credited to his or her Salary Deferral Account for the Plan Year, by (2) the Member's Testing Compensation (as defined in Section 3.1.6) for the Plan Year. In computing a Member's Deferral Rate, the following special rules shall apply:
      (a) If any Employer or Affiliate maintains any other cash or deferred arrangement which is aggregated by the Company with this Plan for purposes of applying section 401(a)(4) or 410(b) of the Code, then all such cash or deferred arrangements shall be treated as one plan for purposes of applying Section 3.1.4.

      (b) If an HCE Member is a participant in any other cash or deferred arrangement maintained by any Employer or Affiliate, the separate
Deferral Rates determined for the Member under all such cash or deferred arrangements shall be aggregated with the separate Deferral
Rate determined for the Member for purposes of applying Section 3.1.4.

      (c)  If an HCE Member is subject to the family aggregation rules of
Section 1.17(c), the Deferral Rate of the family unit shall be the greater of (1) the combined Deferral Rate of all Family Members (as defined in Section 1.17(c)) who are HCE Members without regard to family aggregation, or (2) the combined Deferral Rate of all eligible Family Members.

          3.1.6 Testing Compensation. For purposes of applying Sections 3.1, 3.2 and 4.1 and the discrimination tests of sections 401(k) and 401(m) of the Code, "Testing Compensation" shall mean with respect to any Member:
      (a) The sum of (1) his or her Total Compensation (as defined in Section 5.4.2(d)), (2) Salary Deferrals credited to his or her Salary Deferral Account, and (3) other amounts that are contributed to an employee benefit plan by any Employer pursuant to a salary reduction agreement and are not includible in gross income under section 125, 401(k), 402(e)(3), 402(h), 403(b) or 414(h)(2) of the Code; or

      (b) The amount of his or her compensation calculated by the Committee in a manner which satisfies applicable requirements of Treas. Reg.
section 1.401(k)-1(g)(2)(i).

Compensation for periods prior to the time that the individual becomes a Member shall not be taken into account. No amount in excess of $150,000 (as adjusted pursuant to sections 401(a)(17) and 415(d) of the Code) shall be taken into account under this Section 3.1.6 for any Plan Year. In applying that $150,000 limit for a Plan Year, Section 1.17(c) shall apply except that the term "Family Member" shall only include a spouse or lineal descendant who has not attained age 19 before the close of the Plan Year.
     3.2 Salary Deferral Election. Each Active Member shall determine the percentage of his or her Compensation that shall be deferred and contributed to the Trust Fund as his or her Salary Deferrals, subject to the limitations of Section 3.1, at the time he or she becomes an Active Member and thereafter may redetermine such percentage from time to time as of any Entry Date. In either event the Active Member shall execute and deliver a salary deferral election with respect to his or her Salary Deferrals, and no Salary Deferrals shall be made by any Active Member except in accordance with his or her salary deferral election and the limitations of Section 3.1.
          3.2.1 Amount. The amount of Salary Deferrals that may be made by each Active Member for each payroll period shall be the amount in dollars and cents that is nearest to the amount of Compensation subject to the salary deferral election multiplied by the percentage elected by the Active Member pursuant to Section 3.1.
          3.2.2 Changes. An Active Member may change the percentage determined under the first sentence of this Section 3.2, effective with respect to Compensation paid for the first payroll period beginning on or after any Entry Date, or such other date as the Committee (in its discretion) may specify, by giving written notice on such form and within such advance notice period as the Committee shall specify. The salary deferral election made by an Active Member shall remain in effect until his or her active membership in the Plan is terminated, except to the extent that the election is suspended in accordance with Section 2.4, 2.5 or 8.1, changed in accordance with this Section 3.2.2, or reduced pursuant to
Section 3.1.1 or 3.1.2.
          3.2.3 Potential Excess ADP. In the event that (but for the application of this Section 3.2.3) the Committee determines that the ADP for HCE Members would exceed the maximum permitted under Section 3.1.4 for a Plan Year (the "ADP Maximum"), then the Committee (in its discretion) may reduce, in accordance with Section 3.1.2, the percentage or amount of Salary Deferrals subsequently to be contributed on behalf of the HCE Members by such percentage or amount as, and for as long as, the Committee (in its discretion) may determine is necessary or appropriate in the circumstances then prevailing. If the Committee determines that it is no longer necessary to reduce the Salary Deferrals contributed on behalf of (current or former) HCE Members, the Committee (in its discretion) may permit some or all HCE Members, on a uniform and nondiscriminatory basis, to make new salary deferral elections with respect to their Salary Deferrals and shall establish a policy as to the deferral percentages that shall apply with respect to those HCE Members who do not make new elections.
          3.2.4 Actual Excess ADP. In the event that the Committee determines that the ADP for the HCE Members exceeds the ADP Maximum for any Plan Year, then (1) the amount of any excess contributions (within the meaning of section 401(k)(8)(B) of the Code) contributed on behalf of any HCE Member, and (2) any Matching Contributions allocated to the HCE Member's Matching Account by reason of excess contributions distributed pursuant to clause (1), shall be distributed, together with any income allocable to those amounts for the Plan Year to which the excess contributions relate, to the HCE Member before the close of the Plan Year that next follows that Plan Year.
      (a) Determination of Excess Contributions. The amount of excess contributions for a HCE Member shall be determined in the following manner:

           (1) The Salary Deferrals of the HCE Member with the highest Deferral Rate shall be reduced to the extent necessary to satisfy the ADP test or cause such Rate to equal the Deferral
Rate of the HCE Member with the next highest Deferral Rate.
This process shall be repeated until the ADP test is satisfied.

           (2) The amount of excess contributions for a HCE Member shall be equal to his or her Salary Deferrals (calculated using the Member's original Deferral Rate), minus his or her Deferrals calculated using the Member's Deferral Rate as reduced under paragraph (a)(1) above.

           (3) The amount of excess contributions, as determined according to the method described in this paragraph (a), shall be reduced by any excess deferrals previously distributed to a Member for the Plan Year under Section 3.1.1.

      (b) Family Aggregation. In the case of an HCE Member whose Deferral Rate is determined under the family aggregation rules of Section
3.1.5(c), the Deferral Rate shall be reduced in accordance with the "levelling" method described in Treas. Reg. section 1.401(k)-1(f)(2).
 Excess contributions for the family unit shall be allocated among the Family Members in proportion to the Salary Deferrals of each Family
Member that have been combined.

      (c) Determination of Allocable Income. The income allocable to any excess contributions for the Plan Year, excluding income for the period between the end of the Plan Year and the date of distribution, shall be determined in accordance with section 401(k)(8)(A)(i) of the Code.

      (d)  Incorporation By Reference.  The foregoing provisions of this
Section 3 are intended to satisfy the requirements of
section 401(k)(3) of the Code and, to the extent not otherwise stated above, the provisions of section 401(k)(3) and 401(m)(9) of the Code and Treas. Reg. section 1.401(k)-1(b) and 1.401(m)-2 are incorporated herein by reference.

     3.3 Payment of Deferrals. Subject to the provisions of Sections 3.1, 3.2, 10.3 and 11, the Employers shall pay to the Trust Fund the amounts elected by Members to be contributed as Salary Deferrals pursuant to
Section 3. Any Salary Deferrals to be contributed for a payroll period in accordance with the preceding sentence shall be paid to the Trust Fund as soon as practicable (and in no event later than 90 days) after the end of such period.
                               SECTION 4
                         MATCHING CONTRIBUTIONS
     4.1 Amount of Matching Contributions. Subject to the provisions of this Section 4.1 and Sections 10.3 and 11, the Employers shall contribute to the Trust Fund as Matching Contributions amounts equal to the Matching Amount (determined pursuant to Section 4.1.1) determined by the Salary Deferrals made for each payroll period by each eligible Active Member (determined pursuant to Section 4.1.3). Only those Salary Deferrals which are made pursuant to such portion of each eligible Active Member's Deferral Rate (determined pursuant to Section 3.1) as does not exceed the Matching Ceiling (determined pursuant to Section 4.1.2) shall be taken into account in calculating the amount of the Matching Contribution (if any) to be made in respect of the Member's Salary Deferrals.
          4.1.1 Matching Amount. The rate at which the amount of Employer Matching Contributions shall be made for any Plan Year (the "Matching Amount") shall be determined as follows:
     If the Salary Deferral
     Contribution Rate for an          Then the Matching Amount
     eligible Active Member is:        for the Member shall be:

     Less than or equal to 2%	Equal to the Salary Deferrals

     Greater than 2%                   Equal to the first 2% of Salary
deferrals plus one-half (1/2) of
Salary Deferrals greater than 2%
and less than or equal to 6%

The "Salary Deferral Contribution Rate" for an Active Member is determined on a Plan Year basis and is (Salary Deferrals) divided by (Compensation), expressed as a percentage. Subject to the limitations of Section 5.4, the Matching Amount may be changed for any Plan Year to such extent (if any) as the Board of Directors (in its discretion) may determine by resolution and without amending the Plan pursuant to Section 11.2; provided, however, that no decrease in the Matching Amount applicable to any Salary Deferral contribution rate shall take effect before the first payroll period that begins after the decrease is announced to eligible Active Members.
          4.1.2 Maximum Matched Rate. For any Plan Year for which a different rate is not determined in accordance with the following sentence, the maximum Salary Deferral contribution rate that shall be taken into account in determining the amount of the Matching Contribution (if any) to be made on behalf of any eligible Active Member pursuant to this Section 4.1 (the "Matching Ceiling") shall be 6%, i.e., the amount of Matching Contributions (if any) to be made on behalf of any eligible Active Member shall not exceed 4% of his or her Compensation. Subject to the limitations of Section 5.4, the Board of Directors (in its discretion) may change for any Plan Year the maximum Salary Deferral contribution rate stated in the preceding sentence; provided, however, that no decrease in the Matching Ceiling shall take effect before the first payroll period that begins after the decrease is announced to eligible Members.
          4.1.3 Eligible Members. Notwithstanding the foregoing provisions of this Section 4.1, no Matching Contribution shall be made on behalf of an Active Member for a Plan Year unless (a) he or she remains an Eligible Employee on the last Valuation Date of the Plan Year, or (b) his or her employment with all Employers and Affiliates terminated at any time during the Plan Year by reason of death or Disability.
         4.1.4 Limitations on HCE Members. For any Plan Year, the Committee (in its discretion) may limit the period for which, and/or specify a lesser Matching Amount and/or Matching Ceiling with respect to the amount of Matching Contributions to be made on behalf of HCE Members (as defined in
Section 3.1.3) in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 4.1.5 will be satisfied.
          4.1.5 Contribution Percentage Limitation. In no event shall the actual contribution percentage, determined in accordance with Section 4.1.6 (the "ACP"), for the HCE Members for a Plan Year exceed the maximum ACP, as determined by reference to the ACP for the Non-HCE Members, in accordance with the following table:
      If the ACP for
      Non-HCE Members               Then the Maximum ACP
      ("NHCEs' ACP") is:            for HCE Members is:
      _________________             ____________________
         Less than 2%                2.0 x NHCEs' ACP
         2% to 8%                    NHCEs' ACP + 2%
         More than 8%                1.25 x NHCEs' ACP

          4.1.6 Actual Contribution Percentage. The actual contribution percentage for the HCE or Non-HCE Members for a Plan Year shall be calculated by computing the average of the percentages (calculated separately for each HCE or Non-HCE Member) (the "Contribution Rates") determined by dividing (a) the total of all Matching Contributions made on behalf of the Member and credited to his or her Matching Account for the Plan Year, by (b) the Member's Testing Compensation (as defined in Section 3.1.6) for the Plan Year. The special aggregation rules set forth in
Section 3.1.5 with respect to calculation of the Members' ADPs shall also apply to the calculation of their ACPs.
          4.1.7 Potential Excess ACP. In the event that (but for the application of this Section 4.1.7) the Committee determines that the ACP for the HCE Members would exceed the maximum permitted under Section 4.1.5 for a Plan Year (the "ACP Maximum"), then the Committee (in its discretion) may reduce, in accordance with Section 4.1.4, the percentage or amount of Matching Contributions subsequently to be made on behalf of the HCE Members by such percentage or amount as, and for as long as, the Committee (in its discretion) may determine is necessary or appropriate in the circumstances then prevailing.
          4.1.8 Actual Excess ACP. In the event that the Committee determines that the ACP for the HCE Members exceeds the ACP Maximum for a Plan Year, then the amount of any excess aggregate contributions (within the meaning of section 401(m)(6)(B) of the Code) contributed on behalf of any HCE Member shall be distributed, together with any income allocable to that amount for the Plan Year to which the excess aggregate contributions relate, to the HCE Member before the close of the Plan Year that next follows that Plan Year.
      (a) Determination of Excess Aggregate Contributions. The amount of excess aggregate contributions for an HCE Member, the income allocable thereto and the application of the family aggregation rules shall be determined in the manner provided in Section 3.2.4 with respect to excess contributions.

      (b) Prohibition on Multiple Use. Notwithstanding any contrary Plan provision, multiple use of the alternative methods of compliance with sections 401(k) and 401(m) of the Code, as set forth in sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code, shall not be permitted. In the event that multiple use occurs, it shall be corrected by reducing the ADP and/or ACP for HCE Members (in the discretion of the Committee), and treating such reductions as excess contributions and/or excess aggregate contributions (as appropriate) under Section 3.2.4 or this Section 4.1.8.

      (c)  Incorporation By Reference.  The foregoing provisions of this
Section 4.1 are intended to satisfy the requirements of section 401(m) of the Code and, to the extent not otherwise stated above, the provisions of section 401(m)(2) and (9) of the Code and Treas. Reg.
section 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

     4.2 Timing. Subject to the provisions of Sections 4.1.4, 10.3 and 11, Matching Contributions shall be paid to the Trust Fund within the time prescribed by law (including extensions) for filing the Company's federal income tax return for its taxable year that ends with or within the Plan Year for which the Matching Contributions are made.
     4.3 Periodic Contributions. Subject to the foregoing provisions of this Section 4, any Matching Contributions to be made for a Plan Year may be paid in installments from time to time during or after the Plan Year for which they are made. The Employers shall specify, as to each Matching Contribution payment made to the Trust Fund, the Plan Year to which the payment relates. The Employers intend the Plan to be permanent, but the Employers do not obligate themselves to make any Matching Contributions under the Plan whatsoever.
     4.4 Profits Not Required. Each Employer shall make any contributions otherwise required to be made for a Plan Year without regard to its current or accumulated earnings or profits for the taxable year that ends with or within the Plan Year for which the contributions are made. Notwithstanding the foregoing, the Plan is designed to constitute a qualified profit-sharing plan as described in section 401(a) of the Code.
     4.5 After-Tax Contributions. In no event shall any Member be permitted to make contributions to the Plan or Trust Fund on an after-tax basis.
                                SECTION 5
                         ALLOCATIONS AND INVESTMENT
     5.1 Salary Deferrals. Except as provided in Section 3.2.4, the Salary Deferrals made on behalf of an Active Member for any period shall be allocated to his or her Salary Deferral Account as of the date on which such Salary Deferrals are received by the Trust Fund.
     5.2 Matching Contributions. Except as provided in Section 4.1.8, the Matching Contributions made on behalf of an Active Member for a Plan Year shall be allocated to his or her Matching Account as of the date on which such Matching Contributions are received by the Trust Fund.
     5.3 Investment. Each Active Member shall indicate on the salary deferral election made pursuant to Section 3.2, or in such other manner as the Committee may designate, the percentages of all amounts allocated to his or her Account that are to be invested in each of the Commingled Funds. Other Members shall indicate, on such election forms as the Committee may prescribe or in such other manner as the Committee may designate and at such times as the Committee may permit, the percentages of all amounts allocated to their Accounts that are to be invested in each of the Commingled Funds.
A Member may specify as to any Commingled Fund any percentage provided that the total of the percentages specified shall not exceed 100%.
          5.3.1 Changes. The instructions of a Member, including a Member whose employment has terminated but whose entire Account balance has not yet been distributed, concerning the investment of the amounts allocated to his or her Account may be changed in accordance with such procedures as the Committee shall designate from time to time. The designated procedures at all times shall permit Members to make investment changes in accordance with designated procedures effective at a minimum of four (4) times per each Plan Year, and more frequently if administratively feasible, all in a manner designed to permit the Plan to qualify as a section 404(c) plan (within the meaning of section 404(c) of ERISA).
          5.3.2 Failure to Elect. If a Member fails to direct the manner in which the amounts allocated to his or her Account are to be invested, such amounts shall be invested in the Short-Term Fund (as described in Section 6.3.2).
          5.3.3 Member Loans. In the event a loan is to be made to a Member in accordance with Section 8.4, the Committee shall direct that an amount, in cash, equal to the amount of the loan be reallocated, as directed by the Committee, from the portion of the Member's Account invested in one or more of the other Commingled Funds to a separate subaccount within the Member's Account (the "Loan Account"), which shall be maintained for the purpose of accounting for any loans made to the Member from his or her Account. Interest and principal payments on loans made to any Member shall be allocated to his or her Loan Account as received by the Trustee and, after appropriate adjustments have been made to the Loan Account to reflect such payments, shall be reallocated to the Commingled Funds in the same percentages as specified by the Member pursuant to the introductory paragraph of this Section 5.3 (or if there is no such designation currently in force, as the Committee shall determine).
     5.4  Limitations on Allocations.
          5.4.1 Annual Addition Limitation. Notwithstanding any contrary Plan provision, in no event shall the Annual Addition to any Member's Account for any Plan Year exceed the lesser of (a) $30,000 or (if greater) 25% of the dollar limitation in effect under section 415(b)(1)(A) of the Code, or (b) 25% of the Member's Total Compensation for the Plan Year; provided, however, that clause (b) shall not apply to Annual Additions described in clauses (5) and (6) of Section 5.4.2(c).
          5.4.2 Definitions. For purposes of this Section 5.4, the following definitions shall apply:
      (a) "Affiliate" shall mean a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control
(within the meaning of section 414(b), (c), (m) or (o) of the Code, as modified by section 415(h) of the Code), but only for the period during which such other entity is so affiliated with any Employer.

      (b) "Aggregated Plan" shall mean any defined contribution plan which is aggregated with this Plan pursuant to Section 5.4.3.

      (c) "Annual Addition" shall mean with respect to each Member the sum for a Plan Year of (1) the Member's Salary Deferrals to be credited to the Member's Salary Deferral Account; (2) any Matching Contributions to be credited to the Member's Matching Account; (3) the share of all contributions made by all Employers and Affiliates (including salary reduction contributions made pursuant to section 401(k) of the Code) and any forfeitures to be credited to the Member's account under any Aggregated Plan; (4) any after-tax employee contributions made by the Member for the Plan Year under any Aggregated Plan; (5) any amount allocated to the Member's individual medical account (within the meaning of section 415(l) of the Code) under a defined benefit plan maintained by an Employer or Affiliate; and (6) any amount attributable to post-retirement medical benefits that is allocated pursuant to section 419A of the Code to the Member's separate account under a welfare benefits fund (within the meaning of section 419(e) of the Code) maintained by an Employer or Affiliate.

      (d)  "Total Compensation" shall mean the amount of an Employee's:

            (1) Wages (within the meaning of section 3401(a) of the Code) and all other payments of compensation which an Employer or Affiliate is required to report in Box 1 ("wages, tips, other compensation") of IRS Form W-2, but (A) excluding amounts paid or reimbursed by the Employer or Affiliate for moving expenses incurred by the Member, to the extent that at the time of payment it is reasonable to believe that such amounts qualify as a "qualified moving expense reimbursement" (within the meaning of section 132(a)(6) of the Code), and (B) determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the agricultural labor exception);
or

            (2) Compensation calculated by the Committee in a manner which satisfies applicable requirements of Treas. Reg.
section 1.415-2(d).

          5.4.3 Other Defined Contribution Plans. All defined contribution plans (terminated or not) maintained by any Employer or Affiliate shall be aggregated with this Plan, and all plans so aggregated shall be considered as one plan in applying the limitations of this Section 5.4, provided that the special limitation applicable to employee stock ownership plans under section 415(c)(6) of the Code shall be taken into account with respect to a Member who participates in any such plan.
          5.4.4 Defined Benefit Plans. If any Member participates both in this Plan and in one or more defined benefit plans maintained by any Employer or Affiliate for the same Plan Year, then the sum of the amounts in
(a) and (b) below shall not exceed 1.0:
      (a) The ratio of (1) the annual additions actually made to his or her accounts under this Plan and all other defined contribution plans
(subject to section 415(e)(4) of the Code) for all of his or her years of service with all Employers and Affiliates (his or her "Total
Service") to (2) the sum of the lesser of the following amounts
(determined for each Plan Year included in his or her Total Service):

            (i) An amount equal to the product of (A) 1.4 and (B) the percentage limitation in effect under section 415(c)(1)(B) of the Code for the Plan Year, multiplied by the Member's Total
Compensation for the Plan Year, or

            (ii) An amount equal to the product of 1.25 and the dollar limitation in effect under section 415(c)(1)(A) and (d) of the Code for the Plan Year,

      when added to:

      (b) The ratio of (1) the aggregate of his or her projected annual retirement benefits under all such defined benefit plans (determined as of the end of the Plan Year) to (2) the lesser of (A) an amount equal to 140% of the Member's average Total Compensation for the three (3) consecutive years included in his or her Total Service in which he or she had the highest Total Compensation and was an active participant in any such defined benefit plan or (B) the product of
1.25 and the dollar limitation in effect under section 415(b)(1)(A) of the Code (as adjusted in accordance with section 415(d) of the Code) for the Plan Year.

          5.4.5 Adjustments. If, as a result of (1) a reasonable error in estimating a Member's Total Compensation, allocating forfeitures under any Aggregated Plan or other circumstances which permit the application of the rules stated in this Section 5.4.5, or (2) a reasonable error in determining the amount of Salary Deferrals that may be made under the limits of this
Section 5.4, any of the limitations of this Section 5.4 otherwise would be exceeded with respect to any Member for any Plan Year, then the following actions, but only to the extent necessary to avoid exceeding such limitations, shall be taken in the following order:
      (a) Any after-tax employee contributions made by the Member under any Aggregated Plan for the Plan Year shall be returned to him or her;

      (b) In the circumstances described in clause (2) above, Salary Deferrals shall be distributed to the Member to the extent required to reduce the excess annual addition to the Member's Account attributable to that circumstance;

      (c) The Member's accrued benefit under any defined benefit plan shall be frozen and/or the rate of its future accrual shall be reduced;

      (d) Any Matching Contributions allocated to the Member's Matching Account under this Plan and/or any employer matching contributions allocated to his or her account under any Aggregated Plan shall be reallocated to a suspense account, and the balance credited to that account shall be applied to reduce the Matching Contributions or other employer matching contributions (of the same class) otherwise to be made for and allocated to all eligible Members or participants in the Aggregated Plan for succeeding Plan Years in order of time;

      (e) The Member's Salary Deferrals and any salary reduction contributions made at the Member's election pursuant to section 401(k) of the Code under any Aggregated Plan shall be reallocated to a suspense account and applied to reduce such Salary Deferrals or other salary reduction contributions as otherwise are to be made thereafter at his or her election under this or any Aggregated Plan; and

      (f) Any employer contributions otherwise to be allocated to the Member's account under any Aggregated Plan shall be reallocated to a suspense account, and the balance credited to that account shall be applied to reduce other employer matching contributions (of the same class) otherwise to be made for and allocated to all eligible participants in the Aggregated Plan for succeeding Plan Years in order of time.

          5.4.6  Suspense Accounts.  If a suspense account is created under
Section 5.4.5(d), (e) and/or (f) and exists in a later Plan Year, the amount allocated to the suspense account shall be reallocated to the Member's account before any amount may be contributed to this or any Aggregated Plan on behalf of the Member for that Plan Year. If the Member for whom a suspense account is maintained terminates employment with all Employers and Affiliates before the suspense account balance has been reallocated pursuant to Section 5.4.5, that balance shall be reallocated among the accounts of all Members who remain Employees on the first day of the next following Plan Year, in direct proportion to each such Member's share of the aggregate Total Compensation paid to all such Members for the Plan Year of termination (subject to the limitations of this Section 5.4), before any amount may be contributed to this or any Aggregated Plan for the Plan Year of reallocation. Suspense accounts shall not share in allocations of earnings and gains (or losses) of the Trust Fund. The balances credited to all suspense accounts shall be returned to the Employers upon termination of the Plan.
          5.4.7 Limitation Year. For purposes of applying the limitations of section 415 of the Code, the limitation year shall be the Plan Year.
                                SECTION 6
                        ACCOUNTS AND COMMINGLED FUNDS
     6.1 Members' Accounts. At the direction of the Committee, there shall be established and maintained for each Active Member, as appropriate:
      (a) A Salary Deferral Account, to which shall be credited all Salary Deferrals paid to the Trust Fund at his or her election under
Section 3;

      (b) A Matching Account, to which shall be credited all Matching Contributions paid to the Trust Fund on his or her behalf under
Section 4;

      (c) A Rollover Account, to which shall be credited all transfers made to the Trust Fund by or on behalf of the Member under Section 10.5;
and

      (d) A Loan Account, to which shall be credited (pursuant to Section 5.3.3) any amounts loaned to the Member in accordance with
Section 8.4.

Each Member's Account shall also reflect the value of its proportionate interest in each of the Commingled Funds as of each Valuation Date. The maintenance of a separate Account for each Member shall not be deemed to segregate for the Member, nor to give the Member any ownership interest in, any specific assets of the Trust Fund.
     6.2 Trust Fund Assets. The Trust Fund shall consist of the Members' Salary Deferrals, Matching Contributions, rollovers made pursuant to Section 10.5, all investments and reinvestments made therewith, and all earnings and gains (less any losses) thereon. The Trustee shall hold and administer all assets of the Trust Fund in the Commingled Funds, and each Member and his or her Account shall have only an undivided interest in any of the Commingled Funds.
     6.3 Commingled Funds. All assets of the Trust Fund shall be invested in the following Commingled Funds:
          6.3.1 Common Stock Fund. Effective as of April 1, 1985, or such later date as the Committee may direct to assure compliance with all applicable federal and state securities laws, the Trustee shall establish or maintain a Common Stock Fund which shall be a commingled fund maintained for the purpose of investing such portions of Members' Accounts as are, pursuant to Members' investment instructions made in accordance with Section 5.3, properly allocable to the Common Stock Fund.
      (a) The Common Stock Fund shall be invested in Common Stock and may be used to purchase shares of Common Stock in the open market.

      (b) The Trustee may invest and hold up to 100% of the assets of the Common Stock Fund in Common Stock. The Trustee may also hold such assets in cash or cash equivalents as necessitated by the cash requirements of the Common Stock Fund, as determined by the Committee.

          6.3.2 Short-Term Fund. The Trustee shall establish or maintain a Short-Term Fund which shall be a commingled fund maintained for the purpose of investing such portions of Members' Accounts as are, pursuant to Members' investment instructions made in accordance with Section 5.3, properly allocable to the Short-Term fund. The Short-Term Fund shall be invested by the Trustee in units, shares or other interests in one or more common, pooled or other collective short-term investment funds which are either
(a) maintained by the Trustee or any other bank (within the meaning of section 581 of the Code), the trustee of or investment advisor to any such fund in which any other Commingled Fund is invested or an affiliate of such trustee or investment advisor, or (b) registered under the Investment Company Act of 1940.
          6.3.3 Other Funds. In accordance with directions of the Committee, the Trustee shall establish or maintain one or more other Commingled Funds which shall be maintained for the purpose of investing such portions of Members' Accounts as are, pursuant to Members' investment instructions made in accordance with Section 5.3, properly allocable to each such Fund. Each such other Commingled Fund shall be invested in units, shares or other interests in one or more common, pooled or other collective investment funds which are either (a) maintained by the Trustee, any other person described in section 3(38)(B) of ERISA or an affiliate of such person, or (b) registered under the Investment Company Act of 1940. At least three (3) of the Commingled Funds shall (a) be diversified, (b) have materially different risk and return characteristics, and (c) be structured to satisfy the broad range of investment alternatives requirement, all in manner designed to permit the Plan to qualify as a 404(c) plan (within the meaning of section 404(c) of ERISA).
          6.3.4 Designations, Redesignations and Reinvestments. Except to the extent that investment responsibility for one or more of the Commingled Funds (other than the Common Stock Fund) has been transferred to an Investment Manager in accordance with Section 9.6, the Committee shall designate the common, pooled or other collective investment funds in which the Commingled Funds (other than the Common Stock Fund) shall be invested. The Committee may from time to time change the number, identity or composition of the Commingled Funds made available under this Section 6.3 and redesignate the collective investment funds in which any Commingled Fund shall be invested. All interest, dividends or other income realized from the investments of any of the Commingled Funds shall be reinvested in the Commingled Fund that realized such income. Temporary cash balances arising in any of the Commingled Funds shall be invested where feasible in any collective investment fund which would qualify as an investment medium for the Short-Term Fund.
     6.4 Valuation of Members' Accounts. The Trustee shall determine the fair market values of the assets of the Commingled Funds, and the Committee shall determine the fair market value of each Member's Account, as of each Valuation Date. In making such determinations and in crediting net earnings and gains (or losses) in the Commingled Funds to the Members' Accounts, the Committee may employ, and may direct the Trustee to employ, such accounting methods as the Committee may deem appropriate in order fairly to reflect the fair market values of the Commingled Funds and each Member's Account. For this purpose the Trustee and the Committee (as appropriate) may rely upon information provided by the Committee, the Trustee or other persons believed by the Trustee or the Committee to be competent.
     6.5 Valuation of Shares. For all purposes of the Plan, the Trustee shall determine the fair market value of a share of Common Stock, which, as of any date, shall be (except as set forth below) the closing price of the Common Stock on the New York Stock Exchange on that date, as published in "The Wall Street Journal" or, if no report is available for that date, on the next preceding date for which a report is available, except that in the case of a transaction involving the purchase or sale of share(s) of Common Stock, the fair market value of any share of Common Stock shall be the purchase or sale price of such share on the New York Stock Exchange.
     6.6 Statements of Members' Accounts. Each Member shall be furnished with periodic statements of his or her interest in the Plan, at least annually.
     6.7 Accounts Nonforfeitable. Each Member shall at all times have a fully (100%) vested and nonforfeitable interest in his or her Account.
                                  SECTION 7
                                DISTRIBUTIONS
     7.1 Events Permitting Distribution. Subject to Section 7.3, the balance credited to a Member's Account shall become distributable only in the following circumstances:
      (a) Upon termination of the Member's employment at or after Normal Retirement Age;

      (b) Upon termination of the Member's active employment by reason of Disability or death;

      (c) Upon termination of the Member's employment with all Employers and Affiliates (whether by reason of resignation or dismissal) for any reason other than those specified in paragraph (a) or (b) above;

      (d) Upon the January 1, and no later than the April 1, that next follows the calendar year in which the Member attains age 70 1/2, if the Member attains age 70 1/2 after December 31, 1987, but no earlier than April 1, 1990, if the Member is not a 5-percent owner (within the meaning of section 416(i)(1) of the Code);

      (e) Upon the Committee's approval of the Member's application for a withdrawal from his or her Account, to the limited extent provided in
Section 8;

      (f)  In accordance with and to the limited extent provided in
Section 3.2.4 or 4.1.8; or

      (g) Upon the creation or recognition of an Alternate Payee's right to all or a portion of a Member's Account under a domestic relations order which the Committee determines is a QDRO (as defined in Section 8.5), but only as to the portion of the Member's Account that the QDRO states is payable to the Alternate Payee.

     7.2  Times for Distribution.  Subject to the consent requirement of
Section 7.3 and except as provided in Section 8.5 (relating to QDROs), distributions from a Member's Account shall occur at the following times:
          7.2.1  Disability or Death.  Distributions permitted under
Section 7.1(b) shall normally be made as soon as practicable after the end of the calendar month in which occurs the event permitting the distribution, but at the written election of the Member or his or her Beneficiary (if applicable) shall be made after the last day of the Plan Year during which such event occurs.
          7.2.2  Employment Termination.  A distribution permitted under
Section 7.1(a) or (c) by reason of the termination of the Member's employment shall normally be made as soon as practicable after the end of the calendar month in which the Member's employment terminates.
          7.2.3 Withdrawals. A distribution arising from the Member's exercise of his or her withdrawal rights shall occur at the time set forth in Section 8.
          7.2.4 Distribution Deadline. All distributions not made sooner pursuant to one of the foregoing provisions of this Section 7.2 shall be made no later than 60 days after the end of the Plan Year in which a distribution event described in Sections 7.1(a) through (c) occurs or the Member attains Normal Retirement Age (whichever is later); provided, however, that if the amount of the distribution or the location of the Member or his or her Beneficiary (after a reasonable search) cannot be ascertained by that date, distribution shall be made no later than 60 days after the earliest date on which the amount or location (as appropriate) is ascertained; and provided, further, that distributions permitted by reason of the Member's death shall be made within five (5) years after his or her death. Notwithstanding the foregoing, if a Member continues in employment after attaining Normal Retirement Age and his or her Account becomes distributable pursuant to Section 7.1(d), the Account shall be distributed no later than the April 1 specified in Section 7.1(d), and any subsequent allocations to the Account (after the period of suspension described in Section 2.5) shall be distributed by the April 1 that next follows the Plan Year to which those allocations pertain.
     7.3 Consent Requirement. If the balance credited to a Member's Account exceeds $3,500 as of the Valuation Date that (a) next precedes the date of the distribution or (b) next preceded the date of any prior distribution or withdrawal from the Account, no portion of the Member's Account shall be distributed to the Member, until he or she attains age 62, except upon receipt of the Member's written consent to an earlier distribution. For purposes of this Section 7.3, the Valuation Date is the end of the calendar month following the event that is the basis for the distribution (e.g., termination of employment).
     7.4  Form of Distribution.
          7.4.1 Cash. With respect to any portion of a Member's Account as is not invested in the Common Stock Fund, any distribution from such portion of the Account shall be made in the form of a single lump sum payment of cash (or its equivalent) equal to the balance credited to such portion of the Account as of the Valuation Date, except where the distributee elects, in accordance with procedures established by the Committee, to have such portion of the Account distributed in the form of the unliquidated assets credited to such portion of the Account as of the Valuation Date.
         7.4.2 Common Stock. Any distribution from such portion of a Member's Account as is invested in the Common Stock Fund shall be made in the form of a single lump sum payment in (a) whole shares of the Common Stock allocable to such portion of the Account as of the Valuation Date,
(b) cash equal to the fair market value of such Common Stock as of the Valuation Date, or (c) a combination of both, as elected by the distributee; provided, however, that if fewer than 100 shares of Common Stock are allocable to the Member's Account, the distribution shall be made in cash (or its equivalent) to that extent.
          7.4.3 Fractional Shares. If shares of Common Stock are to be distributed, only full shares shall be distributed and cash shall be distributed in lieu of any fractional share. The amount of cash to be distributed in any such case shall be determined pursuant to Section 6.5 as of the Valuation Date.
          7.4.4 No Annuities. In no event shall any distribution from a Member's Account be made in the form of a life annuity.
          7.4.5 Direct Rollovers. Effective as of January 1, 1993, and notwithstanding any contrary Plan provision:
      (a) If a Distributee of any Eligible Rollover Distribution (1) elects to have at least $500 of such Distribution paid directly to an individual retirement account ("IRA") or other eligible retirement plan (within the meaning of section 401(a)(31)(D) of the Code), and
(2) specifies such IRA or plan and the elected amount in such manner and within such advance notice period as the Committee may specify, such Distribution (or elected portion thereof) shall be made in the form of a direct rollover to such IRA or plan, in accordance with and subject to the conditions and limitations of section 401(a)(31) and related provisions of the Code; and

      (b) Such Distribution may commence less than 30 days after the notice required under Treas. Reg. section 1.411(a)-11(c) is given to the Distributee, provided that (1) the Distributee is clearly informed that he or she has a right to consider, for a period of at least 30 days after receiving the notice, a decision on whether to elect a distribution (and, if applicable, a particular distribution option), and (2) the Distributee, after receiving the notice, affirmatively elects a distribution.

      (c) "Distributee" shall mean a Member, a Beneficiary (if the surviving spouse of a Member), or an Alternate Payee (as defined in
Section 1.2) (if the surviving spouse of a Member under a QDRO (as defined in Section 8.5)).

      (d) "Eligible Rollover Distribution" shall mean a distribution of any portion of the balance credited to the Account of a Member which is not one of a series of substantially equal periodic payments made over
(1) a specified period of ten years or (2) the life or life expectancy of the Distributee, to the extent that it constitutes an eligible rollover distribution (within the meaning of section 401(a)(31)(C) of the Code).

     7.5 Common Stock Restrictions. Any Member or other prospective distributee who is to receive a distribution of Common Stock may be required to execute an appropriate stock transfer agreement, implementing and evidencing such restrictions on transferability as may be imposed by applicable federal and state securities laws, prior to receiving a certificate for the Common Stock. Any shares of Common Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.
     7.6 Beneficiary Designations. Each Member may designate one or more Beneficiaries in a signed writing delivered to the Committee.
          7.6.1 Spousal Consent. If a Member designates any a person other than his or her spouse as a primary Beneficiary, the designation shall be ineffective unless the Member's spouse consents to the designation. Any spousal consent required under this Section 7.6 shall be void unless it
(a) is set forth in writing, (b) acknowledges the effect of the Member's designation of another person as his or her Beneficiary under the Plan, and
(c) is signed by the spouse and witnessed by an authorized agent of the Committee or a notary public. Notwithstanding the foregoing, if the Member establishes to the satisfaction of the Committee that written spousal consent may not be obtained because there is no spouse or the spouse cannot be located, his or her designation shall be effective without spousal consent. Any spousal consent required under this Section 7.6.1 shall be irrevocable and valid only with respect to the spouse who signs the consent.
 A Member may revoke his or her Beneficiary designation in writing at any time, regardless of his or her spouse's previous consent to the revoked designation, and any such revoked designation shall be void.
          7.6.2 Changes and Failed Designations. A Member may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or a signed revocation of a prior designation) in like manner. Any designation shall become effective only upon its receipt by the Committee but shall cease to be effective when a written revocation of that designation by the Member is received by the Committee. The last effective designation received by the Committee shall supersede all prior designations. If a Member dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Member, the Member's Account shall be payable to his or her surviving spouse or, if the Member is not survived by his or her spouse, the Account shall be paid to one or more of the following persons in the following priority order:
      (a) The Member's surviving Children (whether or not adopted) in equal shares or the trustees of any trust or trusts established for the benefit of the Member's surviving Children; for the purposes of applying this Section, "Children" shall mean the Member's children and the issue of the Member's deceased children, by right of representation;

      (b) The Member's surviving parents or parent, in equal shares or the trustees of any trust or trusts established for the benefit of the Member's surviving parents or parent; or

      (c)  The executors and/or administrators of his or her estate.

     7.7 Payments to Incompetents. If any individual to whom a benefit is payable under the Plan is a minor, or if the Committee determines that any individual to whom a benefit is payable under the Plan is physically or mentally incompetent to receive such payment or to give a valid release therefor, payment shall be made to the guardian, committee or other representative of the estate of such individual which has been duly appointed by a court of competent jurisdiction. If no guardian, committee or other representative has been appointed, payment:
      (a) May be made to any person as custodian for the minor or incompetent under the California Uniform Transfers to Minors Act (or comparable law of another state), or

      (b) May be made to or applied to or for the benefit of the minor or incompetent, his or her spouse, children or other dependents, the institution or persons maintaining him or her, or any of them, in such proportions as the Committee from time to time shall determine.

The release of the person or institution receiving the payment shall be a valid and complete discharge of any liability of the Plan with respect to any benefit so paid.
     7.8 Undistributable Accounts. Each Member and (in the event of death) his or her Beneficiary shall keep the Committee advised of his or her current address. If the Committee is unable to locate the Member or Beneficiary to whom a Member's Account is payable under this Section 7,
(a) the Member's Account may be closed after 24 months have passed since the date the Account first became distributable to such Member or Beneficiary, and (b) the balance credited to any Account so closed shall be reallocated among the remaining Members' Accounts as of the next succeeding Valuation Date in the same manner as Trust Fund earnings. If the Member or Beneficiary whose Account was closed under the preceding sentence subsequently files a claim for distribution of his or her Account, and if the Committee determines that such claim is valid, then the balance previously removed upon closure of the Account shall be restored to the Account by means of a special contribution which shall be made to the Trust Fund by the Employers.


















                                 SECTION 8
               WITHDRAWALS, LOANS AND DOMESTIC RELATIONS ORDERS
     8.1 General Rules. In accordance with Sections 8.2 and 8.3, a Member who is an Employee may withdraw, in cash, from his or her Account any amount up to 100% of the balance credited to the Account as of the Valuation Date that next precedes the date of the withdrawal. Any application for a withdrawal shall be submitted to the Committee in writing on such form as it may prescribe. No Member shall be permitted to make a withdrawal under this
Section 8 more often than once in any period of four (4) consecutive calendar quarters. The active membership of a Member who makes a withdrawal under Section 8.2 or 8.3 shall be suspended, in the manner set forth in
Section 2.5, for each payroll period that begins during the period starting on the withdrawal approval date and ending on the last day of the fourth full calendar quarter that begins after that date. Following that suspension period, the Member may again become an Active Member and resume his or her Salary Deferrals, effective with respect to Compensation paid for the first payroll period beginning on or after any Entry Date, only by again electing to become an Active Member in accordance with Section 2.3.
     8.2 Hardship Withdrawal. The Committee shall authorize a distribution under this Section 8.2 if the Member provides evidence which is sufficient to enable the Committee to determine that the withdrawal satisfies the conditions of this Section 8.2.
          8.2.1 Permissible Financial Obligations. A Member may make a withdrawal under this Section 8.2 only to meet a financial obligation for:
      (a) Unreimbursed expenses for medical care (as defined in section 213(d) of the Code) incurred by the Member, his or her spouse or any dependent (as defined in section 152 of the Code) of the Member, or necessary to enable any such person to obtain such care;

      (b)  The purchase of the Member's principal residence;

      (c) Payment of tuition and related educational expenses up to the next 12 months of post-secondary education for the Member, his or her spouse or any dependent (as defined in section 152 of the Code) of the Member;

      (d) Prevention of the eviction of the Member from his or her principal residence or foreclosure on the mortgage or deed of trust on the Member's principal residence;

      (e) Such other expenses as may be permitted under published documents of general applicability as provided under Treas. Reg.
section 1.401(k)-1(d)(2)(ii)(B).

          8.2.2 Withdrawal Necessary to Meet Financial Obligation. No withdrawal shall be made under this Section 8.2 unless the Member has elected to receive all distributions, withdrawals and loans available under this Plan and all other qualified plans maintained by the Employers and Affiliates.
          8.2.3 Contribution Limitations. To the extent required by regulations, no withdrawal shall be made under this Section 8.2 unless the Member irrevocably agrees in writing to the following limitations:
      (a) The Member shall agree to refrain during the period beginning on the withdrawal approval date and ending on the last day of the 12th full month ending thereafter from making contributions to, compensation deferrals under or payments in connection with the exercise of any rights granted under any other qualified plan or any nonqualified stock option, stock purchase, deferred compensation or similar plan (but not any health or welfare plan) maintained by any Employer or Affiliate.

      (b) If the Member elects to become an Active Member again following the suspension of his or her active membership pursuant to
Section 8.1, the total amount of the Member's Salary Deferrals for the calendar year that next follows the withdrawal date shall not exceed an amount equal to (1) the Section 401(k) Ceiling (as defined in Section 3.1) for that calendar year, minus (2) the Member's Salary Deferrals for the calendar year of the withdrawal under this
Section 8.2.

          8.2.4 Limit on Withdrawal. No withdrawal under this Section 8.2 shall exceed the lesser of:
      (a) The amount which the Committee determines is necessary (net of income or penalty taxes reasonably anticipated to result from the withdrawal) to satisfy the financial obligations meeting the conditions of Section 8.2.1;

      (b) The excess of (1) the value of the Member's Accounts as of the Valuation Date that occurs on or next precedes the withdrawal date, over (2) the total amount due (including both principal and interest) under all outstanding loans made pursuant to Section 8.4 by the Member; or

      (c) To the extent that the withdrawal is made from the Member's Salary Deferral Account, the excess of (1) the sum of all Salary Deferrals allocated to the Member's Salary Deferral Account on or before the date of the withdrawal plus the amount of the earnings credited to that Account as of December 31, 1988, over (2) the sum of all amounts previously withdrawn or distributed from the Member's Salary Deferral Account.

          8.2.5 Order of Withdrawal From Accounts. Any amount withdrawn under this Section 8.2 shall be deducted from the Member's Accounts in the following order: the Rollover Account, the Matching Account, the Salary Deferral Account, and any other Accounts. Subject to the preceding sentence, the Member shall designate in writing the order in which amounts invested in the Commingled Funds shall be withdrawn.
     8.3 Age 59 1/2 Withdrawal. At any time after a Member attains age 59 1/2, the Member (subject to the provisions of Section 8.1) may withdraw an amount from his or her Account.
     8.4  Loans to Members.
          8.4.1 General Loan Rules. A Member who is an Employee may, upon written application to the Committee on such form as the Committee shall prescribe, obtain a loan from the portion of the Trust Fund allocated to the Member's Account in accordance with the provisions of this Section 8.4. Loans shall be available to all Members who are Employees, and to parties in interest (within the meaning of section 3(14) of ERISA) with respect to the Plan who are non-Employee Members or Beneficiaries of deceased Members, on a reasonably equivalent basis.
      (a) Amount. The amount of the loan shall be neither less than $1,000 nor more than the excess of (1) 50% of the Member's Available Balance, determined as of the Valuation Date, over (2) the sum of the outstanding balances (including both principal and accrued interest) on all prior outstanding loans to the Member under this Plan.

      (b) "Available Balance" shall mean the vested balance credited to the Member's Account as of the applicable date, reduced by amounts allocated pursuant to Section 8.5 to any subaccount of the Member's
Account for any Alternate Payee under a QDRO (as defined in Section 8.5).

      (c) Additional Limits. The amount borrowed under this Section 8.4 shall not cause the sum of (i) the amount of the loan, plus (ii) the aggregate outstanding balance (including both principal and accrued interest) on all prior loans to the Member under this Plan or any other qualified plan maintained by any Employer or Affiliate (an
"Other Plan"), to exceed an amount equal to $50,000, reduced by the excess (if any) of (1) the highest aggregate outstanding balance on all loans under this Plan and all Other Plans during the one-year period ending on the day before the date the loan is to be made, over
(2) the aggregate outstanding balance on all such loans on the date the loan is made.

      (d) Number of Loans. No Member shall be permitted to borrow under this Section 8.4 if the borrowing would result in his or her having more than two (2) loans outstanding, and an additional loan may not be made to a Member until at least 12 months after the next earliest loan was made; provided, however, that the Committee (in its discretion) may nevertheless permit a Member to make a second or third loan if the Member provides evidence sufficient to show that the second or third loan is necessary in light of his or her immediate and heavy financial needs.

          8.4.2 Minimum Requirements of Each Loan. The terms of any loan made under this Section 8.4 shall be evidenced by a promissory note signed by the Member, and such terms shall satisfy the following minimum requirements:
      (a) Separate Accounting. Each loan shall be considered as a separate, ear-marked investment of the Member's Loan Account and shall be accounted for as provided in Section 5.3.3.

      (b) Term. The term of the loan shall not exceed five (5) years. The Member may elect a term of either three (3) or five (5) years for each loan.

      (c) Interest Rate. Each loan shall bear a reasonable rate of interest, as determined by the Committee, which shall be comparable to the interest rates charged under similar circumstances by persons in the business of lending money.

      (d) Payment Schedule. A definite payment schedule shall be established for each loan which shall require level and periodic payments of both principal and interest over the agreed term of the loan. The Committee may require on a uniform basis that loans with a term of five (5) years be repaid in 58 equal monthly installments. A Member may prepay at any time the entire amount remaining due under the loan, but no partial prepayments shall be permitted.

      (e) Withholding Payments. No loan shall be made unless the Member agrees to make principal and interest payments on each loan, together with any and all reasonable charges imposed by the Trustee at the direction of the Committee in connection with the loan:

            (1) By payroll withholding, in the case of a Member who is receiving periodic wage payments from an Employer or Affiliate;
or

            (2) By an automatic payment method which the Committee (in its discretion) determines will provide security comparable to that of payroll withholding, in the case of a Member who is not receiving periodic wage payments from an Employer or Affiliate.

      (f) On Payroll. If during the term of the loan, a Member who has been making payments by the automatic payment method described in
Section 8.4.2(e)(2) begins receiving periodic wage payments from an Employer or Affiliate, the Member shall authorize in writing payroll withholding for the remaining loan payments.

      (g) Off Payroll. If during the term of the loan, a Member who has been making loan payments by payroll withholding ceases to receive periodic wage payments from an Employer or Affiliate (and distribution of the Member's Account has not begun), the Member shall authorize in writing an automatic payment method described in Section 8.4.2(e)(2) for the remaining loan payments.

      (h) Failure to Authorize. If any Member fails to authorize any change in the method of payment required by Section 8.4.2(f) or (g), the outstanding balance (including unpaid principal and interest) on the loan shall become immediately due and payable.

      (i) Security. Each loan shall be adequately secured by collateral of sufficient value to secure payment of the loan principal and interest.
 Notwithstanding the provisions of Section 13.2, the Member shall pledge 50% of his or her interest in the Member's Account, and shall provide such other collateral as the Committee may require, to secure his or her loan payment obligations.

      (j) Spousal Consent. No loan may be made to a Member who is married at the time the loan is to be made unless, no more than 90 days before the date of the loan, the Member's spouse consents in writing to the loan and to the possible reduction of the Member's Account balance in the event the loan is in default. Any spousal consent required under this Section 8.4.2 shall be void unless it (1) is set forth in writing, (2) acknowledges the loan and possible effect of the loan in the Member's Account balance, and (3) is signed by the spouse and witnessed by an authorized agent of the Company or a notary public. Notwithstanding the foregoing, if the Member establishes to the satisfaction of the Committee that written spousal consent may not be obtained because there is no spouse or the spouse cannot be located, his or her designation shall be effective without spousal consent.
The same spousal consent requirement shall apply with respect to any renegotiation, renewal or other revision of the loan.

          8.4.3 Default. If a Member defaults on his or her loan payment obligations and does not cure the default within 30 days of the date the Committee notifies him or her of the default, the Committee shall take, or direct the Trustee to take, such action as shall be necessary or appropriate in the circumstances prevailing:
      (a) To realize upon the security interest of the Trust Fund in the collateral pledged to secure the loan, and/or

      (b) To reduce the balance credited to the Member's Account by the amount required to cure the default.

      (c) In applying the method of cure provided in paragraph (a) above, if any losses are realized or expenses incurred, they shall be allocated only to the defaulting Account.

      (d) In applying the method of cure provided in paragraph (b) above, the amount by which the Member's Account is to be reduced shall be credited to a separate suspense account for the Member and shall be increased annually with interest, at the greater of (1) the average rate of interest earned by the Short-Term Fund for each Plan Year, or
(2) the interest rate that actually applies to the loan pursuant to
Section 8.4.2(c), for the period from the date of the default until the earlier of the date the Member attains age 59 1/2 or the first date on which distributions from the Account can be made under
Section 7.1; the balance credited to the Account as of that first date shall be reduced by the amount then credited to the suspense account;
and only the remaining balance (if any) shall be available for distribution under Section 7.

          8.4.4 Effect of Distributions. If any amount remains outstanding as a loan obligation of a Member when a distribution is made from his or her Account under Section 7 (including, but not limited to, a distribution in connection with termination of employment with all Employers and Affiliates), (a) the outstanding loan balance (including both principal and accrued interest) shall then become immediately due and payable, and (b) the balance credited to the Member's Account shall be reduced to the extent necessary to discharge the obligation.
          8.4.5 Transition Rule. The provisions of this Section 8.4 shall apply only with respect to loans made after the effective date of Amendment
No. 2 to the Plan (as restated effective January 1, 1991), and prior provisions of the Plan shall apply with respect to loans made on or before that date.
     8.5 Qualified Domestic Relations Orders. The Committee shall establish written procedures for determining whether a domestic relations orders purporting to dispose of any portion of a Member's Account is a qualified domestic relations order (within the meaning of section 414(p) of the Code) (a "QDRO").
          8.5.1 No Payment Unless a QDRO. No payment shall be made to any Alternate Payee until the Committee (or a court of competent jurisdiction reversing an initial adverse determination by the Committee) determines that the order is a QDRO. Payment shall be made to any Alternate Payee only as specified in the QDRO.
          8.5.2 Immediate Payment Required. Payment shall be made to an Alternate Payee, in accordance with a QDRO, as soon as practicable after the QDRO determination is made, regardless of whether the distribution, if made to a Member at the time specified in the order, would be permitted under the terms of the Plan.
			8.5.3 Deferred Payment. If the QDRO does not provide for immediate payment to an Alternate Payee, the Committee shall establish a subaccount to record the Alternate Payee's interest in the Member's Account.
 All investment decision with respect to amounts credited to the subaccount shall be made by the Alternate Payee in the manner provided in Section 5.3.
 Payment to the Alternate Payee shall not be deferred beyond the date of distribution to the Member or (in the event of death) his or her Beneficiary is made or commenced.
                                  SECTION 9
                         ADMINISTRATION OF THE PLAN
     9.1 Plan Administrator. The Company is hereby designated as the administrator of the Plan (within the meaning of sections 414(g) and 3(16)(A) of the Code and ERISA, respectively).
     9.2 Committee. The Plan shall be administered by a Committee consisting of at least three (3) members, appointed by and holding office at the pleasure of the Board of Directors. The Committee shall have the authority to control and manage the operation and administration of the Plan as a named fiduciary under section 402(a)(1) of ERISA. Any member of the Committee who is also an Employee shall serve as such without additional compensation. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Board of Directors. The Board of Directors may remove any member of the Committee at any time and may fill any vacancy which exists.
     9.3 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken. Except as otherwise specifically or generally directed by the Committee, any action of the Committee may be evidenced by a writing signed by any two (2) members of the Committee.
     9.4 Powers of Committee. The Committee shall have all powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:
      (a) To interpret the provisions of the Plan and to determine any question arising under, or in connection with the administration or operation of, the Plan;

      (b) To determine all questions concerning the eligibility of any Employee to become or remain a Member and/or an Active Member of the Plan;

      (c) To cause one or more separate Accounts to be maintained for each Member;

      (d) To establish and revise an accounting method or formula for the Plan, as provided in Section 6.4;

      (e) To determine the manner and form, and to notify the Trustee, of any distribution to be made under the Plan;

      (f)  To grant or deny hardship withdrawal and loan applications under
Section 8;

      (g) To determine the status and rights of Members and their spouses, Beneficiaries or estates;

      (h) To instruct the Trustee with respect to matters within the jurisdiction of the Committee;

      (i) To direct the Trustee, in accordance with Section 6.3, as to the establishment of Commingled Funds and the investment of the Plan assets held in the Commingled Funds (other than the Common Stock
Fund);

      (j) To employ such counsel, agents and advisors, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

      (k) To prescribe the form and manner in which any member, or his or her spouse or other Beneficiary, shall make any election or designation required under the Plan;

      (l) To establish rules for the performance of its powers and duties and for the administration of the Plan;

      (m) To arrange for annual distribution to each Member of a statement of benefits accrued under the Plan;

      (n) To establish rules and regulations by which requests for Plan information from Members are processed expeditiously and completely;

      (o) To provide to each terminated Member notice of his or her vested interest under the Plan and the written explanation described in section 402(f) of the Code;

      (p) To publish a claims and appeal procedure satisfying the minimum standards of section 503 of ERISA pursuant to which Members or their spouses, Beneficiaries or estates may claim Plan benefits and appeal denials of such claims;

      (q) To determine the liabilities of the Plan, to establish and communicate a funding policy to the Trustee and any Investment Manager appointed pursuant to Section 9.6, and in accordance with such funding policy, to coordinate the Plan's investment policy with the Plan's requirements for funds to pay expenses and benefits as they become due;

      (r) To act as agent for the Company in keeping all records and assisting with the preparation of all reports and disclosures necessary for purpose of complying with the reporting and disclosure requirements of ERISA and the Code;

      (s) To arrange for the purchase of any bond required of the Committee members or others under section 412 of ERISA; and

      (t) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the fiduciary and/or ministerial functions of the Committee under the Plan.

     9.5 Fiduciary Responsibilities. To the extent permissible under ERISA, any person may serve in more than one fiduciary capacity with respect to the Plan. Except as required by specific provisions of ERISA, no person who is a fiduciary with respect to the Plan shall be under any obligation to perform any duty or responsibility with respect to the Plan which has been specifically allocated to another fiduciary.
     9.6 Investment Responsibilities. The Committee shall direct the Trustee to invest the Commingled Funds (other than the Common Stock Fund) in one or more common, pooled or other collective investment funds. Subject to the provisions of this Section 9.6 and any contrary provision of the Plan or Trust Agreement, exclusive authority and discretion to manage and control the assets of the Trust Fund shall be vested in the Trustee, and the Trustee from time to time shall review the assets and make its determinations as to the investments of the Trust Fund.
          9.6.1 Investment Manager Appointment. The Committee in its discretion may appoint, and thereafter may discharge, one or more investment managers (the "Investment Managers") to manage the investment of the one or more of the Commingled Funds and other designated portions of the Trust Fund (other than the Common Stock Fund). In the event of any such appointment, the Trustee shall follow the instructions of the Investment Manager in investing and administering Trust Fund assets managed by the Investment Manager. Alternatively, the Committee may delegate investment authority and responsibility with respect to any Commingled Fund (other than the Common Stock Fund) directly to any Investment Manager which has investment management responsibility for any collective investment fund in which the Commingled Fund is invested.
          9.6.2 Eligibility. Any person, firm or corporation appointed as Investment Manager (a) shall be a person described in section 3(38)(B) of ERISA, (b) shall make such representations from time to time as the Committee may require in order to determine its qualifications to be appointed and to continue to serve in such capacity, and (c) shall acknowledge in writing its status as a fiduciary with respect to the Plan upon acceptance of its appointment.
     9.7  Voting and Tender Offer Rights in Common Stock.
          9.7.1. Pass-Through Issues. All Common Stock held in the Trust Fund shall be voted, tendered or exchanged, with respect to Pass-Through Issues, in accordance with Sections 9.7.3 through 9.7.6. For purposes of this Section 9.7, a "Pass-Through Issue" with respect to Common Stock is an issue which concerns:
      (a) The voting of shares of Common Stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or any transaction which the Committee determines (in its discretion) to be similar to the foregoing;

      (b)  Any tender or exchange offer for Common Stock;

      (c) Any proposal by a shareholder pursuant to Rule 14a-8 under the 1934 Act;

      (d)  Any election contest governed by Rule 14a-11 under the 1934 Act;

      (e) Any proposal with respect to which there is any solicitation in opposition (within the meaning of Rule 14a-6 under the 1934 Act); or

      (f) Any such other event that the Committee designates a Pass-Through Issue. It is anticipated that generally the Committee will designate all but nonsubstantive issues as Pass-Through Issues. The Committee shall have the authority to determine which issues are nonsubstantive issues.

          9.7.2 Voting On Issues Other Than Pass-Through Issues. Except with respect to Pass-Through Issues, all Common Stock held in the Trust Fund shall be voted by the Trustee only in accordance with instructions received from the Committee. However, if with respect to some matter other than a Pass-Through Issue the Committee shall fail to give, or shall notify the Trustee in writing of its decision not to give, timely voting instructions to the Trustee, the Trustee shall exercise the power to vote such Common Stock in its sole discretion. The functions of the Committee and the Trustee with respect to other rights pertaining to such Common Stock on matters other than Pass-Through Issues shall be allocated between them in like manner.
          9.7.3 Named Fiduciary Status. For purposes of this Section 9.7, each Member (or, if deceased, his or her Beneficiary) shall be a named fiduciary (within the meaning of, but not limited to, sections 402(a) and 403(a)(1) of ERISA) with respect to Pass-Through Issues for all shares of Common Stock as to which the Member has the right of direction with respect to voting, tender and any other rights appurtenant to such Stock. That named fiduciary status shall apply with respect to Pass-Through Issues for all shares of Common Stock allocable to the Member's Account.
          9.7.4 Confidentiality. In implementing this Section 9.7, each appropriate fiduciary shall take all steps necessary or appropriate to ensure that each Member's (or Beneficiary's) instructions shall be kept in strictest confidence and shall not be divulged or released to any person, except as provided in the next sentence, including officers, directors or employees of the Company or any Affiliate. To the extent necessary for the operation of the Plan, however, the instructions may be provided to the Trustee and to a recordkeeper, auditor or other person providing services to the Plan if the person (a) is not the Company or an Affiliate, and
(b) agrees not to divulge the instructions to any other person, including officers, directors or employees of the Company or any Affiliate.
          9.7.5  Directed Voting and Consents
      (a) Notwithstanding any contrary Plan provision, whenever any proxies or consents are solicited from the holders of Common Stock with respect to Pass-Through Issues, the Trustee shall exercise voting or other rights solely as directed in written instructions timely received from Members (or if deceased, their Beneficiaries) and in accordance with this Section 9.7.

      (b) Each Member (or if deceased, his or her Beneficiary) shall have the right, with respect to Pass-Through Issues for shares of Common
Stock allocable to his or her Account, to instruct the Trustee in writing as to the manner in which to vote those shares at any stockholders' meeting of the Company, or the manner in which the Trustee shall give or withhold consent with respect to the shares.

            (1) The Trustee shall pool the results of instructions received from all Members to whose Accounts fractional shares are allocable and shall vote or otherwise act accordingly with respect to those shares on Pass-Through Issues;

            (2) In the case of a deceased Member who has more than one Beneficiary, the Trustee shall vote or otherwise act on Pass-
Through Issues in accordance with the instructions of the Member's Beneficiaries in respect of the shares allocable to the deceased Member's Account in proportion to the Beneficiaries' respective interests in the Member's Account in accordance with rules established by the Committee.

            (3) If no instructions are received with respect to shares of Common Stock allocable to a Member's Account, those shares shall not be voted nor shall any other actions under this Section 9.7 be taken with respect to the shares on Pass-Through Issues.

      (c) The Company shall use its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary) such information concerning Pass-Through Issues as will be distributed to stockholders of the Company in connection with any stockholders' meeting or any solicitation of voting or consents, together with a request for confidential instructions to the Trustee or its designee on how shares of Common Stock shall be voted on each such matter or how consents shall be given or withheld.

          9.7.6  Tender or Exchange Offers

      (a) Notwithstanding any contrary Plan provision, whenever any tender or exchange offer is made for shares of Common Stock, the Trustee shall tender or exchange shares of Common Stock (or refrain from tendering or exchanging) solely as directed in written instructions timely received from Members (or if deceased, their Beneficiaries) and in accordance with this Section 9.7.

      (b) Each Member (or, if deceased, his or her Beneficiary) shall have the right, with respect to shares of Common Stock allocable to his or her Account, to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to those shares.

            (1) If, and to the extent that the Trustee shall not have timely received instructions from any Member (or Beneficiary) with a right to instruct, such person shall be deemed to have timely instructed the Trustee not to tender or exchange the relevant shares of Common Stock.

            (2) The Trustee shall pool the results of instructions received from all Members to whose Accounts fractional shares are allocable and shall respond to the tender or exchange offer accordingly with respect to those shares.

            (3) In the case of a deceased Member who has more than one Beneficiary, the Trustee shall respond to the tender or exchange offer in accordance with the instructions of the Member's
Beneficiaries in respect of the shares allocated to the deceased
Member's Account in proportion to the Beneficiaries' respective interests in the Member's Account in accordance with rules established by the Committee.

            (4) Shares allocated to a Member's Account with respect to which no timely instructions are furnished shall be treated as shares with respect to which instructions not to tender or exchange have been timely furnished.

      (c) The Company shall use its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any tender or exchange offer, together with a request for confidential instructions to the Trustee or its designee to respond to the tender or exchange offer.

     9.8 Decisions of Committee. All decisions of the Committee, and any action taken by it in respect of the Plan and within the powers granted to it under the Plan, and any interpretation of provision of the Plan or the Trust Agreement by the Committee, shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.
     9.9 Administrative Expenses. All reasonable expenses actually incurred in connection with the administration of the Plan by the Employers, the Committee or otherwise, including legal, Trustee's and investment management fees and expenses ("Administrative Expenses"), shall be payable from the Trust Fund, except to the extent paid by the Employers under clause (a) below. Notwithstanding the foregoing, Administrative Expenses shall be paid from the Trust Fund only to the extent that such payments (to the extent prohibited by section 406) are exempt under section 408 of ERISA.
 The Committee shall determine which Administrative Expenses are not payable from the Trust Fund under the foregoing rules. The Company (in its discretion) may (a) direct the Employers to pay any or all Administrative Expenses, and/or (b) direct the Employers not to pay a greater share, portion or amount of such Expenses which would otherwise be allocable to the Accounts of Members who are no longer employed by any Employer or Affiliate.
     9.10 Eligibility to Participate. No member of the Committee, who is also an Eligible Employee and otherwise eligible under Section 2, shall be excluded from membership in the Plan, but he or she, as a member of the Committee, shall not act or pass upon any matters pertaining specifically to his or her own Account under the Plan.
     9.11 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless any of its Employees, officers or directors who may be deemed to be a fiduciary of the Plan, and the members of the Committee, from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys' fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.
                               SECTION 10
                   TRUST FUND AND ROLLOVER CONTRIBUTIONS
     10.1 Trust Fund. The Company shall establish a Trust Agreement with the Trustee in order to provide for the safekeeping, administration and investment of Salary Deferrals, Matching Contributions and rollover contributions made under the Plan, the maintenance of Members' Accounts, and the payment of benefits as provided in the Plan. The Trustee shall receive and place in the Trust Fund all such contributions and shall hold, invest, reinvest and distribute the Trust Fund in accordance with provisions of the Plan and Trust Agreement. Assets of this Plan may be commingled with the assets of other qualified plans through one or more collective investment funds described in Section 6.3; provided, however, that the assets of this Plan shall not be available to provide any benefits under any other such plan. The benefits provided under the Plan shall be only such as can be provided by the assets of the Trust Fund, and no liability for payment of benefits shall be imposed upon the Employers or any of their shareholders, directors or employees. The Trust Fund shall continue for such time as may be necessary to accomplish the purposes for which it is created.
     10.2 No Diversion of Assets. Notwithstanding any contrary Plan provision, at no time shall any assets of the Plan be used for, or diverted to, purposes other than for the exclusive benefit of Eligible Employees, Members, Beneficiaries and other persons receiving or entitled to receive benefits or payments under the Plan. Except to the limited extent permitted by Sections 5.4.6 and 10.3, no assets of the Plan shall ever revert to or become the property of the Employers.
     10.3 Continuing Conditions. Any obligation to contribute Salary Deferrals and/or to make Matching Contributions under the Plan after initial qualification is hereby conditioned upon the continued qualification of the Plan under section 401(a) of the Code and the exempt status of the Trust Fund under section 501(a) of the Code and upon the deductibility of such Salary Deferrals and/or Matching Contributions under section 404(a) of the Code. That portion of any Salary Deferral or Matching Contribution which is contributed or made by reason of a good faith mistake of fact, or by reason of a good faith mistake in determining the deductibility of such portion, shall be returned to the Employers as promptly as practicable, but not later than one year after the contribution was made or the deduction was disallowed (as the case may be). The amount returned pursuant to the preceding sentence shall be an amount equal to the excess of the amount actually contributed over the amount that would have been contributed if the mistake had not been made; provided, however, that gains attributable to the returnable portion shall be retained in the Trust Fund; and provided, further, that the returnable portion shall be reduced (a) by any losses attributable thereto and (b) to avoid a reduction in the balance of any Member's Account below the balance that would have resulted if the mistake had not been made.
     10.4 Change of Investment Alternatives. The Company reserves the right to change at any time the means through which the Plan is funded, including adding or substituting one or more contracts with an insurance company or companies, and thereupon may make suitable provision for the use of a designated portion of the assets of the Trust Fund to provide for the funding and/or payment of Plan benefits under any such insurance contract. No such change shall constitute a termination of the Plan or result in the diversion to the Employers of any portion of the Trust Fund.
Notwithstanding the implementation of any such change of funding medium, all references in the Plan to the Trust Fund shall also refer to the Plan's interest in or the assets held under any other such funding medium.
     10.5 Rollover Contributions. Notwithstanding any contrary Plan provision, the Committee may direct the Trustee to accept a transfer of assets to the Trust Fund by a Member of this Plan, but only if the transfer qualifies as a rollover under section 402(c) or 408(d)(3)(A)(ii) of the Code. Any assets transferred to the Trust Fund in accordance with the preceding sentence must be in the form of cash.
          10.5.1 Rollover Account. Assets transferred to the Trust Fund pursuant to this Section 10.5 shall be credited to the Member's Rollover Account. A Member's interest in his or her Rollover Account shall be fully (100%) vested and nonforfeitable at all times. The Member shall indicate, on such form or in such manner and within such advance notice period as the Committee shall prescribe, the percentages of the amounts allocated to his or her Rollover Account that are to be invested in each of the Commingled Funds. In all other respects Rollover Account investments shall be subject to Section 5.3.
          10.5.2 Nonqualifying Rollovers. If it is later determined that a transfer to the Trust Fund made pursuant to this Section 10.5 did not in fact qualify as a rollover under section 402(c) or 408(d)(3)(A)(ii) of the Code, then the balance credited to the Member's Rollover Account shall immediately be (a) segregated from all other Plan assets, (b) treated as a nonqualified trust established by and for the benefit of the Member, and
(c) distributed to the Member. Such a nonqualifying rollover shall be deemed never to have been a part of the Trust Fund.
                                SECTION 11
                      MODIFICATION OR TERMINATION OF PLAN
     11.1 Employers' Obligations Limited. The Plan is voluntary on the part of the Employers, and the Employers shall have no responsibility to satisfy any liabilities under the Plan. Furthermore, the Employers do not guarantee to continue the Plan, and the Company may, by appropriate amendment of the Plan, discontinue Salary Deferrals and/or Matching Contributions for any reason at any time. Complete discontinuance of all Salary Deferral and Employer contributions shall be deemed a termination of the Plan.
     11.2 Right to Amend or Terminate. The Company reserves the right to alter, amend or terminate the Plan, or any part thereof, in such manner as it may determine. Amendments which do not add materially to the Company's cost under the Plan and which are either necessary to comply with the Code, ERISA or other applicable law, are technical or intended to ease administration may be adopted if approved in writing by any two (2) of the following officers of the Company:
     Vice-President, Human Resources
     Treasurer
     Chief Financial Officer

All other amendments shall be approved by the Board of Directors. Any such alteration, amendment or termination shall take effect upon the date indicated in the document embodying such alteration, amendment or termination; provided, however, that:
      (a) No such alteration or amendment shall (1) divest any portion of an Account that is then vested under the Plan, or (2) except as may be permitted by regulations or other IRS guidance, eliminate any optional form of benefit (within the meaning of section 411(a)(6)(B)(ii) of the Code) with respect to benefits accrued prior to the adoption of the amendment; and

      (b) Any alteration, amendment or termination of the Plan or any part thereof, shall be subject to the restrictions in Section 10.2 which prohibit any diversion of the assets of the Plan.

     11.3 Effect of Termination. If the Plan is terminated or partially terminated, or if there is a complete discontinuance of all Salary Deferral and Matching Contributions, the interests of all Members affected by such termination or discontinuance in their Accounts shall remain fully (100%) vested and nonforfeitable. Notwithstanding the foregoing, the balances credited to the Salary Deferral Accounts of any Members who are affected by the termination may be distributed prior to the occurrence of a distribution event described in Section 7.1, but only to the extent permitted by section 401(k)(2)(B) of the Code.
                                SECTION 12
                              TOP-HEAVY PLAN
     12.1 Top-Heavy Plan Status. Notwithstanding any contrary Plan provision, the provisions of this Section 12 shall apply with respect to any Plan Year for which the Plan is a top-heavy plan (within the meaning of section 416(g) of the Code) (a "Top-Heavy Plan").
          12.1.1 60% Rule. The Plan shall be a Top-Heavy Plan with respect to any Plan Year if, as of the Determination Date, the value of the aggregate of the Accounts under the Plan for key employees (within the meaning of section 416(i) of the Code) exceeds 60% of the value of the aggregate of the Accounts under the Plan for all Members. For purposes of determining the value of the Accounts, the provisions of section 416(g)(4)(E) of the Code and Treas. Reg. section 1.416-1, (Q&A T-1) are incorporated herein by reference.
          12.1.2 Top-Heavy Determinations. The Committee, acting on behalf of the Employers, shall determine as to each Plan Year whether or not the Plan is a Top-Heavy Plan for that Plan Year. For purposes of making that determination as to any Plan Year:
      (a) "Determination Date" shall mean the last day of the immediately preceding Plan Year;

      (b) The Plan shall be aggregated with each other qualified plan of any Employer or any Affiliate (1) in which a key employee (within the meaning of section 416(i)(1) and (5) of the Code) participates, and/or
(2) which enables the Plan or any plan described in clause (1) above to meet the requirements of section 401(a)(4) or 410(b) of the Code;

      (c) The Plan may be aggregated with any other qualified plan of any Employer or Affiliate, which plan is not required to be aggregated under paragraph (b)(1) above, if the resulting group of plans would continue to meet the requirements of sections 401(a)(4) and 410(b) of the Code; and

      (d) In determining which employees are key and non-key employees, an Employee's compensation for the Plan Year shall be his or her Total Compensation (as defined in Section 5.4.2(d)).

     12.2 Top-Heavy Plan Provisions. For any Plan Year for which the Plan is a Top-Heavy Plan, the following provisions shall apply:
          12.2.1 Minimum Allocation. The Employers shall make an additional contribution to the Account of each Member who is a non-key employee (within the meaning of section 416(i)(2) and (5) of the Code), and who is employed on the last day of the Plan Year, in an amount which equals 3% of his or her Top-Heavy Compensation (as defined in Section 12.2.2) for the Plan Year; provided, however, that if the Key Employee Percentage is less than 3%, then the percentage rate at which that additional Employer contribution shall be made for that Plan Year shall be reduced from 3% to the Key Employee Percentage.
      (a) "Key Employee Percentage" shall mean the largest percentage computed by dividing (a) the total amount of Salary Deferrals and Matching Contributions allocated for that Plan Year to the Account of each Member who is a key employee (within the meaning of section 416(i)(1) and (5) of the Code), by (b) his or her Top-Heavy Compensation.

      (b) The additional contribution required under this Section 12.2.1 shall be made without regard to the level of the Member's Top-Heavy Compensation for the Plan Year.

      (c) Notwithstanding the foregoing, if a Member is also covered under any Other Plan (as defined in Section 8.4.1(c)) and the minimum allocation of benefit requirement applicable to Top-Heavy Plans will be met under such Other Plan or Plans, no additional contribution will be made for the Member under this Plan.

          12.2.2 "Top-Heavy Compensation", with respect to any Member for a Plan Year, shall mean the sum of (a) his or her Total Compensation (as defined in Section 5.4.2(d)), (b) Salary Deferrals credited to his or her Salary Deferral Account, and (c) other amounts that are contributed to an employee benefit plan by any Employer pursuant to a salary reduction agreement and are not includible in gross income under section 125, 401(k), 402(e)(3), 402(h), 403(b) or 414(h)(2) of the Code. No amount in excess of $150,000 (as adjusted pursuant to sections 401(a)(17) and 415(d) of the Code) shall be taken into account under this Section 12.2.2 for any Plan Year. In applying that $150,000 limit, Section 1.17(c) shall apply except that the term "Family Member" shall only include a spouse or a lineal descendant who has not attained age 19 before the close of the Plan Year.
          12.2.3 Defined Benefit Plan. With respect to each Member who is also a participant in a qualified defined benefit plan maintained by any Employer or Affiliate which is also a top-heavy plan (within the meaning of section 416(g) of the Code), then provided that the aggregation group of which the Plan is a member is not super top-heavy (within the meaning of section 416(h)(2)(B) of the Code), the additional Employer contribution required to be made to the Account of each non-key employee (within the meaning of section 416(i)(2) and (5) of the Code) under Section 12.2.1 shall be in an amount which equals 7.5% of his or her Top-Heavy Compensation.
                                 SECTION 13
                             GENERAL PROVISIONS
     13.1 Plan Information. Each Member shall be advised of the general provisions of the Plan and, upon written request addressed to the Committee, shall be furnished with any information requested, to the extent required by applicable law, regarding his or her status, rights and privileges under the Plan.
     13.2 Inalienability. Except to the extent otherwise provided in Sections 8.4 and 8.5 or mandated by applicable law, in no event may any Member, former Member or his or her spouse, Beneficiary or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process.
     13.3 Rights and Duties. No person shall have any rights in or to the Trust Fund or other assets of the Plan, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. To the maximum extent permissible under section 410 of ERISA, neither the Employers, the Trustee nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any other action taken, omitted or suffered in good faith.
     13.4 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any contributions nor any action of any Employer, the Trustee or Committee, shall be held or construed to confer upon any individual any right to be continued as an Employee nor, upon dismissal, any right or interest in the Trust Fund or any other assets of the Plan other than as provided in the Plan. Each Employer expressly reserves the right to discharge any Employee at any time.
     13.5 Apportionment of Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Affiliates. Any costs incurred by the Company for itself or its Affiliates in connection with the Plan and the costs of the Plan, if not paid from the Trust Fund pursuant to Section 9.9, shall be equitably apportioned among the Company and the other Employers, as determined by the Committee (in its discretion). Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is thereunto duly authorized by the board of directors of the Employer.
     13.6 Merger, Consolidation or Transfer. This Plan shall not be merged or consolidated with any other plan, nor shall there be any transfer of any assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Member's accrued benefit, if such other plan were then to terminate, is at least equal to the accrued benefit to which the Member would have been entitled if this Plan had been terminated immediately before such merger, consolidation or transfer.
     13.7 Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of California.
     13.8 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.
     13.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.


                                EXECUTION
     IN WITNESS WHEREOF, Genentech, Inc., by its duly authorized officers, has executed this January 1, 1994 Restatement of the Plan on the date indicated below.

                                    GENENTECH, INC.



                                    By
                                          _______________________________

                                    Title:

                                    Dated


                                    By
                                          _______________________________

                                    Title:

                                    Dated





                              GENENTECH, INC.

                        TAX REDUCTION INVESTMENT PLAN

                        (January 1, 1994 Restatement)





























                              TABLE OF CONTENTS



                                                                    Page
PREAMBLE .........................................................   1

SECTION 1  DEFINITIONS ...........................................   2

SECTION 2  ELIGIBILITY AND MEMBERSHIP ............................  12

  2.1  Initial Eligibility .......................................  12
  2.2  Employer Aggregation ......................................  12
  2.3  Membership ................................................  12
  2.4  Voluntary Suspension ......................................  13
  2.5  Mandatory Suspension ......................................  14
  2.6  Termination of Membership .................................  14

SECTION 3  SALARY DEFERRALS ......................................  15

  3.1  Salary Deferrals ..........................................  15
  3.2  Salary Deferral Election ..................................  18
  3.3  Payment of Deferrals ......................................  21

SECTION 4  MATCHING CONTRIBUTIONS ................................  21

  4.1  Amount of Matching Contributions ..........................  21
  4.2  Timing ....................................................  26
  4.3  Periodic Contributions ....................................  26
  4.4  Profits Not Required ......................................  26
  4.5  After-Tax Contributions ...................................  27

SECTION 5  ALLOCATIONS AND INVESTMENT ............................  27

  5.1  Salary Deferrals ..........................................  27
  5.2  Matching Contributions ....................................  27
  5.3  Investment ................................................  27
  5.4  Limitations on Allocations ................................  29

SECTION 6  ACCOUNTS AND COMMINGLED FUNDS .........................  34

  6.1  Members' Accounts .........................................  34
  6.2  Trust Fund Assets .........................................  34
  6.3  Commingled Funds ..........................................  35
  6.4  Valuation of Members' Accounts ............................  37
  6.5  Valuation of Shares .......................................  38
  6.6  Statements of Members' Accounts ...........................  38
  6.7  Accounts Nonforfeitable ...................................  38

SECTION 7  DISTRIBUTIONS .........................................  38

  7.1  Events Permitting Distribution ............................  38
  7.2  Times for Distribution ....................................  39
  7.3  Consent Requirement .......................................  40
  7.4  Form of Distribution ......................................  41
  7.5  Common Stock Restrictions .................................  43
  7.6  Beneficiary Designations ..................................  43
  7.7  Payments to Incompetents ..................................  45
  7.8  Undistributable Accounts ..................................  46

SECTION 8  WITHDRAWALS, LOANS AND DOMESTIC RELATIONS ORDERS ......  46

  8.1  General Rules .............................................  46
  8.2  Hardship Withdrawal .......................................  47
  8.3  Age 59 1/2 Withdrawal .....................................  49
  8.4  Loans to Members ..........................................  49
  8.5  Qualified Domestic Relations Orders .......................  53

SECTION 9  ADMINISTRATION OF THE PLAN ............................  55

  9.1  Plan Administrator ........................................  55
  9.2  Committee .................................................  55
  9.3  Actions by Committee ......................................  55
  9.4  Powers of Committee .......................................  56
  9.5  Fiduciary Responsibilities ................................  57
  9.6  Investment Responsibilities ...............................  58
  9.7  Voting and Tender Offer Rights in Common Stock ............  59
  9.8  Decisions of Committee ....................................  63
  9.9  Administrative Expenses ...................................  63
  9.10 Eligibility to Participate ................................  64
  9.11 Indemnification ...........................................  64

SECTION 10  TRUST FUND AND ROLLOVER CONTRIBUTIONS ................  64

  10.1  Trust Fund ...............................................  64
  10.2  No Diversion of Assets ...................................  65
  10.3  Continuing Conditions ....................................  65
  10.4  Change of Investment Alternatives ........................  66
  10.5  Rollover Contributions ...................................  67

SECTION 11  MODIFICATION OR TERMINATION OF PLAN ..................  68

  11.1  Employers' Obligations Limited ...........................  68
  11.2  Right to Amend or Terminate ..............................  68
  11.3  Effect of Termination ....................................  69

SECTION 12  TOP-HEAVY PLAN .......................................  70

  12.1  Top-Heavy Plan Status ....................................  70
  12.2  Top-Heavy Plan Provisions ................................  71

SECTION 13  GENERAL PROVISIONS ...................................  73

  13.1  Plan Information .........................................  73
  13.2  Inalienability ...........................................  73
  13.3  Rights and Duties ........................................  73
  13.4  No Enlargement of Employment Rights ......................  74
  13.5  Apportionment of Duties ..................................  74
  13.6  Merger, Consolidation or Transfer ........................  74
  13.7  Applicable Law ...........................................  75
  13.8  Severability .............................................  75
  13.9  Captions .................................................  75

EXECUTION ........................................................  76














	Page




SF3-44540.2


	Page




NY1-53134.1